Filed Pursuant to Rule 424(b)(5)
Registration No. 333-270051

PROSPECTUS SUPPLEMENT

(TO PROSPECTUS DATED FEBRUARY 27, 2023)

Wesbanco, Inc.

9,200,000 Depositary Shares

Each Representing 1/40th Interest in a Share of

7.375% Fixed-Rate Reset Non-Cumulative Perpetual Preferred Stock, Series B

Each of the 9,200,000 depositary shares offered hereby (the “depositary shares”) represents a 1/40th ownership interest in a share of 7.375% Fixed-Rate Reset Non-Cumulative Perpetual Preferred Stock, Series B (the “Series B Preferred Stock”), $1,000 liquidation preference per share (equivalent to $25 per depositary share), of Wesbanco, Inc., deposited with Computershare Inc. and Computershare Trust Company, N.A., acting jointly as depositary. The depositary shares are evidenced by depositary receipts. As a holder of depositary shares, you are entitled to all proportional rights and preferences of the Series B Preferred Stock (including dividend, voting, redemption and liquidation rights). You must exercise such rights through the depositary.

Holders of Series B Preferred Stock will be entitled to receive dividend payments only when, as and if declared by our board of directors and to the extent that we have legally available funds to pay dividends. Any such dividends will be payable (i) from the date of original issue to, but excluding, October 1, 2030, at a rate equal to 7.375% per annum, in arrears on each of January 1, April 1, July 1 and October 1, commencing January 1, 2026, and (ii) from and including, October 1, 2030, during each reset period, at a rate per annum equal to the five-year treasury rate as of the most recent reset dividend determination date (as described elsewhere in this prospectus supplement) plus 3.795% in arrears on each of January 1, April 1, July 1 and October 1 of each year, beginning on October 1, 2030, except in each case where such day is not a business day. Payment of dividends on the Series B Preferred Stock is subject to certain legal, regulatory and other restrictions as described elsewhere in this prospectus supplement.

Dividends on the Series B Preferred Stock will not be cumulative. This means that if we do not declare a dividend on Series B Preferred Stock for any dividend payment date, then that dividend will not accrue or be payable. In other words, if we have not declared a dividend before the dividend payment date for any dividend period, we will have no obligation to pay dividends for that dividend period, whether or not dividends on the Series B Preferred Stock are declared for any future dividend period.

We may, at our option and subject to any required regulatory approvals, redeem the Series B Preferred Stock (i) in whole or in part, from time to time, on any dividend payment date on or after October 1, 2030 or (ii) in whole, but not in part, at any time within 90 days following a “regulatory capital treatment event,” as defined herein, in each case at a redemption price equal to $1,000 per share (equivalent to $25 per depositary share), plus any declared and unpaid dividends.

The Series B Preferred Stock will not have voting rights, except as set forth under “Description of the Series B Preferred Stock — Voting Rights” beginning on page S-30.

Currently no public market exists for the depositary shares. Application will be made to list the depositary shares on the Nasdaq Global Select Market (“Nasdaq”) under the symbol “WSBCPB”. If the application is approved, trading of the depositary shares on the Nasdaq is expected to commence within a 30-day period after the initial delivery of the depositary shares.

Neither the Series B Preferred Stock nor the depositary shares are savings accounts, deposits or other obligations of any of our bank or non-bank subsidiaries and will not be insured by the Federal Deposit Insurance Corporation or any other governmental agency or instrumentality.

Investing in the depositary shares involves a high degree of risk. Before buying any shares, you should read the discussion of risks of investing in our depositary shares in “Risk Factors” beginning on page S-12 of this prospectus supplement.

None of the Securities and Exchange Commission, any state securities commission, the Federal Deposit Insurance Corporation (“FDIC”), the Board of Governors of the Federal Reserve System or any other regulatory body has approved or disapproved these securities or determined that this prospectus supplement or the accompanying prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

	Per Depositary Share	Total
Public offering price(1)	$25.00	$230,000,000
Underwriting discounts and commissions(2)	$0.5343	$4,915,675
Proceeds to us, before expenses(2)	$24.4657	$225,084,325

(1)

The public offering price set forth above does not include dividends, if any, that may be declared. Dividends, if declared, will be calculated from the date of original issuance, which is expected to be September 17, 2025.

(2)

Reflects 8,102,000 depository shares sold to institutional investors, for which the underwriters received an underwriting discount of $0.5000 per depository share, and 1,098,000 depository shares sold to retail investors, for which the underwriters received an underwriting discount of $0.7875 per depository share.

The underwriters expect to deliver the depositary shares in book-entry form through the facilities of The Depository Trust Company for the accounts of its participants, including Euroclear Bank S.A./N.A., as operator of the Euroclear System, and Clearstream Banking, Société Anonyme, against payment therefor in immediately available funds, on or about September 17, 2025, which is the fifth business day after the date hereof (such settlement being referred to as “T+5”). See “Underwriting” for details.

Joint Book-Running Managers

Keefe Bruyette & Woods	RBC Capital Markets	Raymond James
A Stifel Company

Co-Manager

D.A. Davidson & Co.

The date of this prospectus supplement is September 10, 2025.

Prospectus Supplement

Prospectus

We have provided only the information contained in this prospectus supplement, the accompanying prospectus and the documents incorporated by reference. Neither we nor any underwriter has authorized anyone to provide information different from that contained in this prospectus supplement, the accompanying prospectus and the documents incorporated by reference. Neither the delivery of this prospectus supplement nor sale of depositary shares means that information contained in this prospectus supplement, the accompanying prospectus or the documents incorporated by reference therein is correct after their respective dates. This prospectus supplement and the accompanying prospectus are not an offer to sell or solicitation of an offer to buy depositary shares in any circumstances under which the offer or solicitation is unlawful.

S-i

ABOUT THIS PROSPECTUS SUPPLEMENT

We provide information to you about this offering in two separate documents. The accompanying prospectus provides general information about us and securities we may offer from time to time, some of which may not be relevant to this offering. This prospectus supplement describes the specific details regarding this offering. Generally, when we refer to the “prospectus,” we are referring to both documents combined. Additional information is incorporated by reference in this prospectus supplement. If information in this prospectus supplement is inconsistent with the accompanying prospectus, you should rely on this prospectus supplement.

We have not authorized anyone to provide any information other than that contained or incorporated by reference in this prospectus supplement, the accompanying prospectus or any free writing prospectus filed by us with the Securities and Exchange Commission (the “SEC”). We take no responsibility for, and can provide no assurance as to the reliability of, any other information that others may give you. We are not, and the underwriters are not, making an offer to sell these depositary shares in any jurisdiction where the offer and sale are not permitted. You should not assume that the information in this prospectus supplement, the accompanying prospectus, any free writing prospectus or any document incorporated by reference is accurate as of any date other than their respective dates. Our business, financial condition, results of operations and prospects may have changed since those dates.

Except as otherwise indicated or unless the context requires otherwise, references in this prospectus supplement to “Wesbanco,” the “Company,” “we,” “us” and “our” refer to Wesbanco, Inc. References to “Wesbanco Bank” or the “Bank” mean Wesbanco Bank, Inc., which is our wholly owned bank subsidiary.

Before you invest in the depositary shares, you should carefully read the registration statement (including the exhibits thereto) of which this prospectus supplement and the accompanying prospectus form a part, this prospectus supplement, the accompanying prospectus and the documents incorporated by reference into this prospectus supplement and the accompanying prospectus. The incorporated documents are described under “Incorporation by Reference.”

The information contained or incorporated by reference in this prospectus supplement and the accompanying prospectus is not investment, legal or tax advice. You should consult your own legal counsel, accountants and other advisers for legal, tax, business, financial and related advice before investing in the depositary shares.

DISCLOSURE ABOUT FORWARD-LOOKING STATEMENTS

Forward-looking statements in this prospectus supplement and the accompanying prospectus relating to Wesbanco’s plans, strategies, objectives, expectations, intentions and adequacy of resources, are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. The information contained in this prospectus supplement and the accompanying prospectus should be read in conjunction with Wesbanco’s Form 10-K for the year ended December 31, 2024 and documents subsequently filed by Wesbanco with the SEC, which are available at the SEC’s website, www.sec.gov or at Wesbanco’s website, www.wesbanco.com. Investors are cautioned that forward-looking statements, which are not historical fact, involve risks and uncertainties, including those discussed in the “Risk Factors” section of our Annual Report on Form 10-K for the fiscal year ended December 31, 2024. Such statements are subject to important factors that could cause actual results to differ materially from those contemplated by such statements, including, without limitation, that the businesses of Wesbanco and Premier Financial Corp. (“PFC”) may not be integrated successfully or such integration may take longer to accomplish than expected; the expected cost savings and any revenue synergies from the merger of Wesbanco and PFC may not be fully realized within the expected timeframes; disruption from the merger of Wesbanco and PFC may make it more difficult to maintain relationships with clients, associates, or suppliers; the effects of changing regional and national economic conditions; changes in interest rates, spreads on earning assets and interest-bearing liabilities, and associated interest rate sensitivity; sources of liquidity available to Wesbanco and its related subsidiary operations; potential future credit losses and the credit risk of commercial, real estate, and consumer loan customers and their borrowing activities; actions of the Federal Reserve Board, the Federal Deposit Insurance Corporation, the SEC, the Financial Institution Regulatory Authority, the Municipal Securities Rulemaking Board, the Securities Investors Protection Corporation, the Consumer Financial Protection Bureau and other regulatory bodies; potential legislative and federal and state regulatory actions and reform, including, without limitation, the impact of the implementation of the Dodd-Frank Act; adverse decisions of federal and state courts; fraud, scams and schemes of third parties; cyber-security breaches; competitive conditions in the financial services industry; rapidly changing technology affecting financial services; marketability of debt instruments and corresponding impact on fair value adjustments; and/or other external developments materially impacting Wesbanco’s operational and financial performance.

Consequently, while the list of factors presented here is considered representative, no such list should be considered to be a complete statement of all potential risks and uncertainties. Unlisted factors may present significant additional obstacles to the realization of forward-looking statements.

Forward-looking statements speak only as of the date of their initial issuance, and we do not undertake any obligation to update or revise publicly any forward-looking statement, whether as a result of new information, future events or otherwise, except as otherwise required by applicable law.

WHERE YOU CAN FIND MORE INFORMATION

Available information

We file reports, proxy statements and other information with the SEC. The SEC maintains an internet site that contains reports, proxy and information statements and other information regarding issuers that file electronically with the SEC, including us. The SEC’s internet address is http://www.sec.gov. Our internet address is http://www.wesbanco.com. The information on our internet website is not a part of this prospectus supplement or the accompanying prospectus.

Incorporation by Reference

The SEC allows us to “incorporate by reference” information that we file with it. This means that we can disclose important information to you by referring you to other documents. Any information we incorporate in this manner is considered part of this prospectus except to the extent updated and superseded by information contained in this prospectus. Some information that we file with the SEC after the date of this prospectus and until we sell all of the securities covered by this prospectus will automatically update and supersede the information contained in this prospectus.

We incorporate by reference the following documents that we have filed with the SEC and any filings that we make with the SEC in the future under Sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), until we sell all of the securities covered by this prospectus, including between the date of this prospectus and the date on which the offering of the securities under this prospectus is terminated, except as noted in the paragraph below:

•	Our Annual Report on Form 10-K for the fiscal year ended December 31, 2024;

•

The portions of our definitive proxy statement on Schedule 14A, file on March 14, 2025, that are incorporated by reference in our Annual Report on Form 10-K for the fiscal year ended December 31, 2024;

•	Our Quarterly Report on Form 10-Q for the quarters ended March 31, 2025 and June 30, 2025;

•

Our Current Reports on Form 8-K or Form 8-K/A filed on January  6, 2025, January  22, 2025, February  10, 2025, February  13, 2025, March  3, 2025, March  28, 2025, April  17, 2025, April  22, 2025 and September 10, 2025.

Pursuant to General Instruction B of Form 8-K, any information submitted under Item 2.02, Results of Operations and Financial Condition, or Item 7.01, Regulation FD Disclosure, of Form 8-K is not deemed to be “filed” for the purpose of Section 18 of the Exchange Act, and we are not subject to the liabilities of Section 18 with respect to information submitted under Item 2.02 or Item 7.01 of Form 8-K. We are not incorporating by reference any information submitted under Item 2.02 or Item 7.01 of Form 8-K into any filing under the Securities Act of 1933, as amended (the “Securities Act”), or the Exchange Act or into this prospectus.

Statements contained in this prospectus as to the contents of any contract, agreement or other document referred to in this prospectus do not purport to be complete, and where reference is made to the particular provisions of that contract, agreement or other document, those references are qualified in all respects by reference to all of the provisions contained in that contract or other document. For a more complete understanding and description of each such contract, agreement or other document, we urge you to read the documents filed as exhibits to the registration statement of which the accompanying prospectus is a part.

Any statement contained in a document incorporated by reference, or deemed to be incorporated by reference, into this prospectus will be deemed to be modified or superseded for purposes of this prospectus to the extent that a statement contained herein, therein or in any other subsequently filed document which also is incorporated by reference in this prospectus modifies or supersedes that statement. Any such statement so modified or superseded will not be deemed, except as so modified or superseded, to constitute a part of this prospectus.

Any documents incorporated by reference into this prospectus supplement are available without charge to you on the internet at www.wesbanco.com or by contacting Wesbanco, Inc., 1 Bank Plaza, Wheeling, WV 26003, Attention: Secretary; telephone number: (304) 234-9000. The reference to our website is not intended to be an active link and the information on our website is not, and you must not consider the information to be, a part of this prospectus supplement.

PROSPECTUS SUPPLEMENT SUMMARY

The following summary information is qualified in its entirety by the information contained elsewhere in this prospectus supplement and the accompanying prospectus, including the documents we have incorporated by reference under “Where You Can Find More Information.”

THE COMPANY

Wesbanco is a bank holding company headquartered in Wheeling, West Virginia. Wesbanco provides a full range of financial services including retail banking, corporate banking, personal and corporate trust services, brokerage services, mortgage banking and insurance. Wesbanco offers these services through two reportable segments, community banking and trust and investment services. Wesbanco operates one commercial bank, Wesbanco Bank, Inc. (the “Bank”). As of June 30, 2025, Wesbanco had approximately $27.6 billion of consolidated total assets, $21.2 billion of deposits, $19.0 billion of loans and $3.8 billion of shareholders’ equity.

Wesbanco’s community banking segment offers a wide range of banking products and services through various delivery channels and business units, including commercial demand, individual demand and time deposit accounts; commercial, mortgage and individual installment loans, and certain non-traditional offerings, such as insurance and securities brokerage services. The trust and investment services segment offers trust services as well as various alternative investment products, including mutual funds.

Wesbanco offers additional services through its non-banking subsidiaries, Wesbanco Insurance Services, Inc., a multi-line insurance agency specializing in property, casualty, life and title insurance, with benefit plan sales and administration for personal and commercial clients, and Wesbanco Securities, Inc., a full service broker-dealer, which also offers discount brokerage services. Wesbanco Asset Management, Inc. holds certain investment securities in a Delaware-based subsidiary. Wesbanco Properties, Inc. holds certain commercial real estate properties. The commercial property is leased to Wesbanco Bank and to certain non-related third parties. Wesbanco Bank’s Investment Department also serves as investment adviser to a family of mutual funds, namely the “WesMark Funds.” The fund family is comprised of the WesMark Large Company Fund, the WesMark Balanced Fund, the WesMark Small Company Fund, the WesMark Government Bond Fund, the WesMark West Virginia Municipal Bond Fund and the WesMark Tactical Opportunity Fund.

***

Wesbanco’s main office is located at 1 Bank Plaza, Wheeling, West Virginia, 26003, and its telephone number is (304) 234-9000. Our internet address is www.wesbanco.com. The information on our internet website is not a part of this prospectus supplement or the accompanying prospectus.

The Offering

The following is a brief summary of certain terms of this offering. For a more complete description of the terms of the depositary shares and the Series B Preferred Stock, see “Description of the Depositary Shares” and “Description of the Series B Preferred Stock,” respectively, in this prospectus supplement.

Issuer	Wesbanco, Inc.

Securities Offered	9,200,000 depositary shares, each representing a 1/40th ownership interest in a share of 7.375% Fixed-Rate Reset Non-Cumulative Perpetual Preferred Stock, Series B, no par value (the “Series B Preferred Stock”), with a liquidation preference of $1,000 per share of Series B Preferred Stock (equivalent to $25 per depositary share). Each holder of a depositary share will be entitled, through Computershare, Inc. and Computershare Trust Company, N.A., acting jointly as the depositary (the “depositary”), to all the rights and preferences of the Series B Preferred Stock represented thereby (including dividend, voting, redemption and liquidation rights) in proportion to the applicable fraction of a share of Series B Preferred Stock represented by such depositary share.

We may in the future from time to time, without notice to or consent of the holders of the Series B Preferred Stock or the holders of the depositary shares, issue additional shares of the Series B Preferred Stock; provided, that such additional shares are fungible for U.S. federal income tax purposes with the shares of Series B Preferred Stock and related depositary shares offered hereby. The additional shares of Series B Preferred Stock would form a single series with the Series B Preferred Stock offered hereby. In the event we issue additional shares of Series B Preferred Stock, we will issue a corresponding number of additional depositary shares. We may also issue additional shares of other series of preferred stock at any time and from time to time, without notice to or the consent of holders of the Series B Preferred Stock or the related depositary shares.

Dividends	We will pay dividends on the Series B Preferred Stock, only when, as and if declared by our board of directors (or a duly authorized committee of the board) out of funds legally available for the payment thereof. Upon payment of any dividends on the Series B Preferred Stock, holders of depositary shares are expected to receive a proportionate payment.

Dividends will accrue on the stated amount of $1,000 per share of the Series B Preferred Stock (the “stated amount”) (equivalent to $25 per depositary share) at a rate of 7.375% per annum from and including the date of issuance to, but excluding, October 1, 2030 (the “First Reset Date”), payable quarterly, in arrears.

From and including the First Reset Date, during each reset period, we will pay dividends based on the liquidation preference amount of $1,000 per share of Series B Preferred Stock (equivalent to $25 per depositary share), at a rate per annum equal to the five-year treasury rate as of the most recent reset dividend determination date (as described below) plus 3.795%, payable quarterly in arrears. The amount of any dividend will be computed in the manner described under “Description of the Series B Preferred Stock — Dividends” beginning on page S-24.

A “reset date” means the First Reset Date and each date falling on the fifth anniversary of the preceding reset date. Reset dates, including the First Reset Date, will not be adjusted for business days. A “reset period” means the period from, and including, the First Reset Date to, but excluding, the next following reset date and thereafter each period from, and including, each reset date to, but excluding, the next following reset date. A “reset dividend determination date” means, in respect of any reset period, the day falling three business days prior to the beginning of such reset period.

Dividends on shares of the Series B Preferred Stock will not be cumulative and will not be mandatory. If for any reason our board of directors (or a duly authorized committee of the board) does not declare a dividend on the Series B Preferred Stock in respect of a dividend period (as defined under “Description of the Series B Preferred Stock — Dividends”), then no dividend shall be deemed to have accrued for such dividend period, be payable on the applicable dividend payment date, or accumulate, and we will have no obligation to pay any dividend for that dividend period, whether or not dividends on the Series B Preferred Stock are declared for any future dividend period.

A “dividend period” means the period from, and including, each dividend payment date to, but excluding, the next succeeding dividend payment date, except for the initial dividend period, which will be the period from, and including, the date of issuance of the Series B Preferred Stock to, but excluding, the first dividend payment date.

If a dividend on the Series B Preferred Stock is declared for any dividend period, such dividend will be calculated on the basis of a 360-day year consisting of twelve 30-day months. In the event that any dividend payment date is not a business day (as defined in “Description of the Series B Preferred Stock — Dividends” beginning on page S-24), then the dividend with respect to that dividend payment date will be paid on the next succeeding business day, without interest or other payment in respect of such delayed payment. For the avoidance of doubt, the succeeding dividend period will be from, and including, the previous dividend payment date (that was not a business day) to, but excluding, the next succeeding dividend period’s dividend payment date.

So long as any Series B Preferred Stock remains outstanding, unless full dividends for the most recently completed dividend period have been declared and paid (or declared and a sum sufficient for the payment thereof has been set aside) on all outstanding shares of Series B Preferred Stock, we may not, subject to certain important exceptions:

•

declare, pay or set aside for payment any dividend or distribution on any shares of capital stock ranking junior to the Series B Preferred Stock as to dividend rights or upon liquidation, dissolution or winding-up of Wesbanco;

•

repurchase, redeem or otherwise acquire for consideration, directly or indirectly, any shares of capital stock ranking junior to the Series B Preferred Stock as to dividend rights or upon liquidation, dissolution or winding-up of Wesbanco; or

•

repurchase, redeem or otherwise acquire for consideration, directly or indirectly, any shares of capital stock ranking on parity with the Series B Preferred Stock, including the Series A Preferred Stock (as defined below), as to dividend rights or upon liquidation, dissolution or winding-up of Wesbanco.

See “Description of the Series B Preferred Stock — Priority of Dividends” beginning on page S-26.

We will not be able to declare, pay, or set aside payment for dividends if we fail to comply, or if and to the extent such act would cause us to fail to comply, with certain covenants now in existence or hereafter entered into evidencing our indebtedness. For more information, see “Risk Factors” beginning on page S-12.

Payment of dividends on the Series B Preferred Stock is subject to certain legal, regulatory and other restrictions described under “Description of the Series B Preferred Stock — Dividends” beginning on page S-24.

Dividend Payment Dates	When, as and if declared by our board of directors or a duly authorized committee of our board of directors, we will pay cash dividends on the Series B Preferred Stock quarterly, in arrears, on January 1, April 1, July 1 and October 1 of each year (each, a “dividend payment date”), beginning on January 1, 2026.

Redemption	The Series B Preferred Stock is not subject to any mandatory redemption, sinking fund or other similar provision.

We may, at our option and subject to any required regulatory approvals, redeem the shares of the Series B Preferred Stock (i) in whole or in part, from time to time, on any dividend payment date on or after the First Reset Date, or (ii) in whole but not in part at any time within 90 days following a “regulatory capital treatment event” (as defined under “Description of the Series B Preferred Stock — Redemption”), including prior to the First Reset Date, and in each case at a cash redemption price of $1,000 per share (equivalent to

$25 per depositary share), plus any declared and unpaid dividends, without regard to any undeclared dividends, to, but excluding, the redemption date. In the event the applicable reset date that is the redemption date is not a business day, the redemption price shall be paid on the next business day without any adjustment to the amount of the redemption price paid. If we redeem Series B Preferred Stock, the depositary will redeem a proportionate number of depositary shares.

Neither the holders of the Series B Preferred Stock nor the holders of the depositary shares will have the right to require the redemption or repurchase of the Series B Preferred Stock.

Redemption of the Series B Preferred Stock is subject to certain contractual, legal, regulatory and other restrictions described under “Description of the Series B Preferred Stock — Redemption” beginning on page S-29. Under capital adequacy rules currently applicable to us, any redemption of the Series B Preferred Stock would be subject to prior approval of the Federal Reserve.

Liquidation Rights	In the event we liquidate, dissolve or wind-up our business and affairs, either voluntarily or involuntarily, the holders of the shares of the Series B Preferred Stock will be entitled to receive a liquidating distribution of $1,000 per share of Series B Preferred Stock (equivalent to $25 per depositary share), plus any declared and unpaid dividends (without accumulation of any undeclared dividends) to and including the date of such liquidation, out of assets legally available for distribution to our shareholders, before we make any distribution of assets to the holders of our common stock or any other class or series of shares of stock ranking junior to the Series B Preferred Stock. Distributions will be made pro rata as to the Series B Preferred Stock and any other stock ranking on parity with the Series B Preferred Stock, including our 6.75% Series A Fixed-Rate Reset Non-Cumulative Perpetual Preferred Stock (the “Series A Preferred Stock”), and only to the extent of our assets, if any, that are available after satisfaction of all liabilities to creditors and subject to the rights of holders of any securities ranking senior to the Series B Preferred Stock and any other stock ranking on parity with the Series B Preferred Stock. After payment of the full amount of the liquidating distributions to which they are entitled, the holders of the Series B Preferred Stock will have no right or claim to any of our remaining assets.

Voting Rights

The holders of the Series B Preferred Stock do not have voting rights, except (i) as specifically required by West Virginia law, (ii) in the case of certain dividend non-payments, (iii) with respect to the issuance of our senior capital stock, (iv) with respect to changes to our organizational documents that would adversely affect the voting powers, preferences or special rights of the Series B Preferred Stock or (v) to approve the consummation of a binding share exchange or reclassification involving the Series B Preferred Stock or our merger or consolidation with another corporation or other entity subject to certain exceptions. Holders of depositary shares must act through the depositary to exercise any voting rights. For more information about voting rights, see “Description of the Series B Preferred Stock — Voting Rights” and “Description of the Depositary Shares — Voting the Preferred Stock.”

Ranking	The Series B Preferred Stock will rank senior to our common stock and each other class or series of capital stock we may issue in the future the terms of which do not expressly provide that it ranks on a parity as to dividend rights and rights upon liquidation, dissolution and winding-up of Wesbanco with or senior to the Series B Preferred Stock as to dividend rights and rights upon liquidation, dissolution or winding-up of Wesbanco. The Series B Preferred Stock will rank on a parity as to dividend rights and rights upon liquidation, dissolution and winding-up of Wesbanco with our Series A Preferred Stock, and any class or series of capital stock we may issue in the future the terms of which expressly provide that such class or series will rank on a parity with the Series B Preferred Stock as to dividend rights and rights upon liquidation, dissolution or winding-up of Wesbanco. The Series B Preferred Stock will rank junior to all of our existing and future indebtedness and other liabilities and any class or series of our capital stock we may issue in the future that is expressly stated to be senior to the Series B Preferred Stock with respect to dividend rights and rights upon liquidation, dissolution or winding-up of Wesbanco. The issuance of such senior series of capital stock must be approved by the requisite holders of at least two-thirds of the outstanding Series B Preferred Stock and all other stock on a parity with the Series B Preferred Stock, including the Series A Preferred Stock, voting together as a single class. See “Description of the Series B Preferred Stock — Ranking” on page S-24.

We may, from time to time, authorize and issue additional shares of preferred stock ranking equally with the Series B Preferred Stock as to dividends or distribution of assets upon our liquidation, dissolution or winding-up. We may also create and issue shares of preferred stock ranking senior to the Series B Preferred Stock as to dividends or distribution of assets upon our liquidation, dissolution or winding up with the requisite consent of the holders of the Series B Preferred Stock and any parity stock entitled to vote thereon, including the Series A Preferred Stock, voting together as a single class. In addition, we may, from time to time, issue additional shares of preferred stock that rank junior to the Series B Preferred Stock.

Maturity ……………………………..	The Series B Preferred Stock does not have any maturity date, and we are not required to redeem the Series B Preferred Stock. Accordingly, the Series B Preferred Stock will remain outstanding indefinitely, unless and until we decide to redeem it and, if then required, we receive prior approval of the Federal Reserve to do so.

Preemptive and Conversion Rights	None.

Listing……………………………….	We intend to apply for listing of the depositary shares on Nasdaq under the symbol “WSBCPB.” If approved for listing, we expect trading of the depositary shares on Nasdaq to commence within 30 days after we issue the depositary shares. We do not expect that there will be any separate public trading market for the shares of the Series B Preferred Stock except as represented by the depositary shares.

Material U.S. Federal Income Tax Consequences	Dividends paid to non-corporate U.S. holders (as defined herein) generally will be taxable at the preferential rates applicable to long-term capital gains subject to certain conditions and limitations. Dividends paid to corporate U.S. holders generally will be eligible for the dividends-received deduction, subject to certain conditions and limitations. Dividends paid to non-U.S. holders generally will be subject to U.S. federal withholding tax at a 30% rate or such lower rate as may be specified by an applicable income tax treaty. For more information, see “Material U.S. Federal Income Tax Consequences” beginning on page S-41.

Use of Proceeds	We estimate that the net proceeds from this offering, after deducting the underwriting discounts and certain offering expenses, will be approximately $224.0 million.

We expect to use (i) approximately $150.0 million of the net proceeds from this offering to redeem in full our outstanding Series A Preferred Stock and the related depositary shares, and (ii) approximately $50.0 million of the net proceeds from this offering to redeem in full $50.0 million in aggregate principal amount of our 4.0% Fixed-To-Floating Rate Subordinated Notes due September 30, 2030 (the “2030 Notes”), which were assumed in connection with our acquisition of PFC. The remaining net proceeds will be used for general corporate purposes, which may include (i) repayment, redemption or refinancing of indebtedness, (ii) capital expenditures, (iii) making contributions to the capital of Wesbanco Bank to support its lending, investing and other financial services activities, (iv) funding of possible acquisitions, (v) working capital, (vi) satisfaction of other obligations of ours and our subsidiaries and (vii) repurchase of our outstanding equity securities. See “Use Of Proceeds.”

Depositary, Transfer Agent and Registrar	Computershare Inc. and Computershare Trust Company, N.A. will serve jointly as depositary for the depositary shares. Computershare Trust Company, N.A. will serve as transfer agent and registrar for the Series B Preferred Stock and the depositary shares.

Calculation Agent	Wesbanco’s affiliate, Wesbanco Bank, will be the calculation agent for the Series B Preferred Stock.

Risk Factors	Investing in the depositary shares representing interests in the Series B Preferred Stock involves certain risks. Before investing in the depositary shares, you should carefully consider the information in this prospectus supplement and the accompanying prospectus, including any information incorporated herein or in the accompanying prospectus by reference, and any final term sheet, if any describing the terms of the depositary shares or Series B Preferred Stock. In particular, you should consider carefully the risk factors described in “Risk Factors” beginning on page S-12 of this prospectus supplement.

RISK FACTORS

An investment in the depositary shares involves certain risks. Before making an investment decision, you should carefully consider the risks and uncertainties described below related to the offering as well as the risk factors and other information included in our Annual Report on Form 10-K for the fiscal year ended December 31, 2024, and in other documents that we subsequently filed with the SEC, all of which are incorporated by reference into this prospectus supplement and the accompanying prospectus. Additional risks and uncertainties of which management is not aware or that management currently deems immaterial may also impair our business operations. See also the discussion under the heading “Disclosure About Forward-Looking Statements.” This prospectus supplement and the accompanying prospectus are qualified in their entirety by these risk factors. If any of these risks actually occurs, our financial condition and results of operations could be materially and adversely affected. If this were to happen, the value of our securities could decline significantly, and you could lose all or part of your investment.

You are making an investment decision with regard to the depositary shares as well as the Series B Preferred Stock.

As described in this prospectus supplement and the accompanying prospectus, we are issuing depositary shares representing fractional interests in shares of Series B Preferred Stock. Accordingly, the depositary will rely on the payments it receives on the Series B Preferred Stock to fund all payments on the depositary shares. You should carefully review the information in this prospectus supplement and the accompanying prospectus regarding both of these securities before making an investment decision.

The Series B Preferred Stock is equity and is subordinate to our existing and future indebtedness.

Shares of the Series B Preferred Stock are equity interests in Wesbanco and do not constitute indebtedness. As such, shares of the Series B Preferred Stock will rank junior to all indebtedness and other non-equity claims on us with respect to assets available to satisfy claims on us, including in our liquidation. Additionally, unlike indebtedness, where principal and interest would customarily be payable on specified due dates, in the case of preferred stock like the Series B Preferred Stock, dividends are payable only if declared by our board of directors.

Also, as a bank holding company, our ability to declare and pay dividends is dependent on certain federal regulatory considerations, and we may not redeem or repurchase Series B Preferred Stock without the approval of the Federal Reserve.

The Series B Preferred Stock does not restrict our ability to incur indebtedness.

The Series B Preferred Stock places no restrictions on our business or operations or on our ability to incur indebtedness or engage in any transactions, subject only to the limited voting rights referred to below under “— Holders of Series B Preferred Stock will have limited voting rights.” In the future we may seek to access the debt capital markets opportunistically when market conditions are favorable in order to implement our business and growth strategies.

The depositary shares and the Series B Preferred Stock will not be insured or guaranteed by the FDIC, any other governmental agency or any of our subsidiaries.

The depositary shares and the Series B Preferred Stock are equity securities and are not bank deposits or savings accounts and therefore, are not insured or guaranteed against loss by the FDIC or any other governmental agency or instrumentality. The depositary shares will be obligations of Wesbanco only and will not be obligations of, or guaranteed by, any of our subsidiaries, including Wesbanco Bank.

Regulatory guidelines may restrict our ability to pay dividends on the Series B Preferred Stock, and therefore your ability to receive distributions on the depositary shares.

Under the Federal Reserve’s capital rules, dividends on the Series B Preferred Stock may only be paid out of our net income, retained earnings or surplus related to other additional tier 1 capital instruments. In addition, the Federal Reserve’s capital rules include a capital conservation buffer. The buffer can be satisfied only with common equity, tier 1 capital. If our risk-based capital ratios do not satisfy minimum requirements plus the capital conservation buffer, we will face graduated constraints on, among other things, capital distributions (including dividends on the Series B Preferred Stock) based on the amount of the shortfall and the amount of our “eligible retained income” (that is, the greater of four quarters trailing net income, net of distributions and tax effects not reflected in net income or the average of net income as reported to the Federal Reserve for the four calendar quarters preceding the current calendar quarter). If and to the extent payment of dividends on the Series B Preferred Stock for any dividend period would cause us to fail to comply with any applicable law or regulation, we will not declare or pay a dividend for such dividend period. In such a case, holders of the Series B Preferred Stock, and holders of the depositary shares representing interests in the Series B Preferred Stock will not be entitled to receive any dividend for that dividend period, and the unpaid dividend will cease to accrue or be payable.

Dividends on the Series B Preferred Stock are discretionary and non-cumulative. If we do not declare dividends on the Series B Preferred Stock, holders of the depositary shares will not be entitled to receive related distributions on their depositary shares.

Dividends on the Series B Preferred Stock are discretionary and non-cumulative. Consequently, if our board of directors (or a duly authorized committee of the board) does not authorize and declare a dividend for any dividend period, holders of Series B Preferred Stock will not be entitled to receive any such dividend, and such unpaid dividend will cease to accrue and be payable. We will have no obligation to pay dividends accrued for a dividend period after the dividend payment date for such period if our board of directors (or a duly authorized committee of the board) has not declared such dividend before the related dividend payment date, whether or not dividends are declared for any subsequent dividend period with respect to the Series B Preferred Stock or any other preferred stock we may issue. Our board of directors may determine that it would be in our best interests to pay less than the full amount of the stated dividends on the Series B Preferred Stock or no dividend for any dividend period even if funds are available.

Unlike indebtedness, where principal and interest would customarily be payable on specified due dates, in the case of preferred stock like the Series B Preferred Stock dividends are payable only when, as and if authorized and declared by our board of directors or a duly authorized committee of the board and as a West Virginia corporation, we are subject to restrictions on payments of dividends out of lawfully available funds.

Our ability to pay dividends depends upon the results of operations of our subsidiaries.

We are a holding company and conduct substantially all of our operations through subsidiaries. Our ability to declare and pay dividends is primarily dependent on the receipt of dividends and other distributions from our subsidiaries. Various legal limitations restrict the extent to which our subsidiaries may pay dividends or other funds or otherwise engage in transactions with us or some of our other subsidiaries. Regulations of both the Federal Reserve and the State of West Virginia affect the ability of Wesbanco Bank to pay dividends and other distributions to us and to make loans to us. Also, our right to participate in any distribution of assets of any of our subsidiaries upon such subsidiary’s liquidation or otherwise, and thus your ability as a holder of the depositary shares to benefit indirectly from such distribution, will be subject to the prior claims of creditors of that subsidiary, except to the extent that any of our claims as a creditor of such subsidiary may be recognized. As a result, the depositary shares effectively will be subordinated to all existing and future liabilities and obligations of our subsidiaries.

Our ability to pay dividends on, redeem or repurchase the Series B Preferred Stock and the depositary shares representing the Series B Preferred Stock may be limited by the terms of our other outstanding securities, including our junior subordinated debentures.

The payment of dividends by us on the Series B Preferred Stock and the depositary shares representing the Series B Preferred Stock is also subject to restrictions arising under the terms of our junior subordinated debentures underlying our trust preferred securities. Subject to certain exceptions, the terms of our outstanding junior subordinated debentures prohibit us from declaring or paying any dividends or distributions on our capital stock, including the Series B Preferred Stock, and therefore the depositary shares representing the Series B Preferred Stock, or redeeming, purchasing, acquiring, or making a liquidation payment on our capital stock, at any time when we have deferred payment of interest on those junior subordinated debentures for a certain number of quarters.

The Series B Preferred Stock may be junior in rights and preferences to future preferred stock.

The Series B Preferred Stock may be junior to preferred stock we issue in the future which by its terms is expressly senior to the Series B Preferred Stock. The terms of any of our future preferred stock expressly senior to the Series B Preferred Stock may restrict dividend payments on the Series B Preferred Stock. In this case, unless full dividends for any outstanding preferred stock senior to the Series B Preferred Stock have been declared and paid or set aside for payment, no dividends will be declared or paid and no distribution will be made on any shares of the Series B Preferred Stock, and no shares of the Series B Preferred Stock may be repurchased, redeemed, or otherwise acquired by us, directly or indirectly, for consideration. This could result in dividends on the Series B Preferred Stock not being paid or the Series B Preferred Stock not being redeemed.

We may be able to redeem the Series B Preferred Stock prior to October 1, 2030.

By its terms, the Series B Preferred Stock may be redeemed by us prior to October 1, 2030 upon the occurrence of certain events involving the capital treatment of the Series B Preferred Stock. In particular, upon our determination in good faith that an event has occurred that would constitute a “regulatory capital treatment event” (as defined herein), we may, at our option, redeem in whole, but not in part, the shares of Series B Preferred Stock, subject to the approval of the Federal Reserve Board or other appropriate federal banking agency. See “Description of the Series B Preferred Stock — Redemption.”

It is possible that the Series B Preferred Stock may not satisfy the criteria for additional Tier 1 capital instruments under the applicable capital adequacy rules of the Federal Reserve Board, as a result of official administrative or judicial decisions, actions or pronouncements interpreting those rules and announced after the issuance of the Series B Preferred Stock, or as a result of future changes in law or regulation. As a result, a “regulatory capital treatment event” (as defined herein) could occur whereby we would have the right, subject to prior approval of the Federal Reserve Board or other appropriate federal banking agency, to redeem the Series B Preferred Stock in accordance with its terms prior to October 1, 2030 at a redemption price equal to $1,000 per share (equivalent to $25 per depositary share), plus accrued and unpaid dividends for the then-current dividend period to but excluding the redemption date, whether or not declared.

We describe our redemption right under “Description of the Series B Preferred Stock — Redemption” below. If the Series B Preferred Stock is redeemed, the corresponding redemption of the depositary shares would generally be a taxable event to United States holders. In addition, United States holders might not be able to reinvest the money they receive upon redemption of the depositary shares in a similar security.

Investors should not expect us to redeem the Series B Preferred Stock on the date it becomes redeemable or on any particular date after it becomes redeemable.

The Series B Preferred Stock will be a perpetual equity security. This means that it will have no maturity or mandatory redemption date and will not be redeemable at the option of the holders. The Series B Preferred Stock may be redeemed by us at our option and subject to any required regulatory approvals, (i) in whole or in part, from time to time, on any dividend payment date on or after the First Reset Date (or, if not a business day, on the next succeeding business day), or (ii) in whole but not in part, at any time within 90 days following a “regulatory capital treatment event” (as defined herein). Any decision we may make at any time to propose a redemption of the Series B Preferred Stock will depend upon, among other things, our evaluation of our capital position, the composition of our shareholders’ equity and general market conditions at that time. In addition, we may be prohibited from redeeming the Series B Preferred Stock. See “— Our right to redeem the Series B Preferred Stock is subject to certain limitations, including the prior approval of the Federal Reserve Board.”

Our right to redeem the Series B Preferred Stock, including prior to the First Reset Date, is subject to certain limitations, including the prior approval of the Federal Reserve Board.

Our right to redeem the Series B Preferred Stock is subject to any limitations established by the Federal Reserve Board. Under the Federal Reserve Board’s current risk-based capital rules applicable to bank holding companies, any redemption of the Series B Preferred Stock is subject to prior approval of the Federal Reserve Board. The Federal Reserve Board may not approve any redemption of the Series B Preferred Stock that we may propose. We understand that the factors the Federal Reserve Board will consider in evaluating a proposed redemption include, among other things, the capital plans and stress tests submitted by the bank holding company, the bank holding company’s ability to meet and exceed minimum regulatory capital ratios under stressed scenarios, its expected sources and uses of capital over the planning horizon (generally a period of two years) under baseline and stressed scenarios, and any potential impact of changes to its business plan and activities on its capital adequacy and liquidity, although the Federal Reserve Board may change these factors at any time.

The dividend rate will reset on the First Reset Date and each subsequent reset date and any dividends declared may be less than the initial fixed annual rate of 7.375%. in effect until the First Reset Date.

The annual dividend rate on the Series B Preferred Stock for each reset period will equal the five-year treasury rate as of the most recent reset dividend determination date plus 3.795%. Therefore, the dividend rate and any dividends declared after the First Reset Date could be more or less than the fixed rate for the initial five-year period. We have no control over the factors that may affect five-year treasury rates, including geopolitical conditions and economic, financial, political, regulatory, judicial or other events that may impact five-year treasury rates.

Holders of Series B Preferred Stock, and therefore holders of the depositary shares representing the Series B Preferred Stock, will have limited voting rights.

Holders of Series B Preferred Stock, and therefore the holders of the depositary shares, have no voting rights with respect to matters that generally require the approval of voting shareholders. Holders of the Series B Preferred Stock will have voting rights only as specifically required by West Virginia law and as described under “Description of the Series B Preferred Stock — Voting Rights.” In addition, if dividends on the Series B Preferred Stock have not been declared or paid for the equivalent of six dividend payments, whether or not for consecutive dividend periods, holders of the outstanding shares of Series B Preferred Stock, together with holders of the Series A Preferred Stock and any other series of our preferred stock ranking equal as to the payment of dividends with the Series B Preferred Stock with similar voting right, will be entitled to vote for the election of two additional directors. Holders of depositary shares must act through the depositary to exercise any voting rights of the Series B Preferred Stock.

Holders of the Series B Preferred Stock have no voting rights with respect to matters that generally require the approval of voting common shareholders. Holders of the Series B Preferred Stock will have voting rights only (i) as specifically required by West Virginia law, (ii) in the case of certain dividend non-payments, (iii) with respect to the issuance of senior capital stock of Wesbanco, and (iv) with respect to changes to our organizational documents that would materially adversely affect the voting powers, preferences, economic rights or special rights of the Series B Preferred Stock.

Moreover, holders of depositary shares must act through the depositary to exercise any voting rights of the Series B Preferred Stock. Although each depositary share is entitled to 1/40th of a vote, the depositary can only vote whole shares of the Series B Preferred Stock. While the depositary will vote the maximum number of whole shares of the Series B Preferred Stock in accordance with the instructions it receives, any remaining votes of holders of the depositary shares will not be voted. For more information about voting rights, see “Description of the Series B Preferred Stock — Voting Rights” and “Description of the Depositary Shares — Voting the Preferred Stock.”

A downgrade, suspension or withdrawal of any rating assigned by a rating agency to us or our securities, including the depositary shares and the Series B Preferred Stock, could cause the liquidity or trading price of the depositary shares to decline significantly.

Real or anticipated changes in the credit ratings assigned to the depositary shares, the Series B Preferred Stock or our credit ratings generally could affect the trading price of the depositary shares. Credit rating agencies continually review their ratings for the companies that they follow, including us. The credit rating agencies also evaluate the financial services industry as a whole and may change their credit rating for us and our securities, including the Series B Preferred Stock and depositary shares, based on their overall view of our industry. A downgrade, withdrawal, or the announcement of a possible downgrade or withdrawal in the ratings assigned to the depositary shares, the Series B Preferred Stock, us or our other securities, or any perceived decrease in our creditworthiness could cause the trading price of the depositary shares to decline significantly.

The Series B Preferred Stock and depositary shares may not have an active trading market.

The Series B Preferred Stock and the related depositary shares are new issues of securities with no established trading market. Although we plan to apply to have the depositary shares listed on Nasdaq, we may be unable to list the depositary shares. Even if the depositary shares are listed, there may be little or no secondary market for the depositary shares. Even if a secondary market for the depositary shares develops, it may not provide significant liquidity and transaction costs in any secondary market could be high. We do not expect that there will be any separate public trading market for the shares of Series B Preferred Stock except as represented by the depositary shares. Because the Series B Preferred Stock does not have a stated maturity date, investors seeking liquidity in the depositary shares will be limited to selling their depositary shares in the secondary market.

General market conditions and unpredictable factors could adversely affect market prices for the depositary shares representing interests in the Series B Preferred Stock.

There can be no assurance about the market prices for the depositary shares representing interests in the Series B Preferred Stock. Several factors, many of which are beyond our control, will influence the market value of the depositary shares. Factors that might influence the market value of the depositary shares include:

•	whether we skip or are likely to skip dividends on the Series B Preferred Stock from time to time;

•	our creditworthiness, regulatory capital levels, operating performance, financial condition and prospects;

•	the ratings of our securities provided by credit ratings agencies, including ratings on the Series B Preferred Stock and related depositary shares;

•	our issuance of additional preferred equity;

•	interest rates, generally, and expectations regarding changes in rates;

•	developments in the credit, mortgage and housing markets, the markets for securities relating to mortgages or housing, and developments with respect to financial institutions generally;

•	the market for similar bank holding company securities; and

•	economic, financial, geopolitical, regulatory or judicial events that affect us or the financial markets generally.

Accordingly, the depositary shares that an investor purchases, whether in the offering or in the secondary market, may trade at a discount to their cost, and their value will fluctuate.

Additional issuances of preferred stock or securities convertible into preferred stock may further dilute existing holders of the depositary shares.

We may determine that it is advisable, or we may encounter circumstances where we determine it is necessary, to issue additional shares of preferred stock, securities convertible into, exchangeable for, or that represent an interest in preferred stock, or preferred stock-equivalent securities to fund strategic initiatives or other business needs or to build additional capital. Our board of directors is authorized to cause us to issue one or more classes or series of preferred stock from time to time without any action on the part of our shareholders, including issuing additional shares of Series B Preferred Stock or additional depositary shares. Our board of directors also has the power, without shareholder approval, to set the terms of any such classes or series of preferred stock that may be issued, including voting rights, dividend rights, and preferences over the Series B Preferred Stock with respect to dividends or upon our dissolution, liquidation or winding-up and other terms.

Although the affirmative vote or consent of the holders of at least two-thirds of all outstanding shares of the Series B Preferred Stock, voting together as a single class with any parity stock having similar voting rights, including the Series A Preferred Stock, is required to authorize or issue any shares of capital stock senior in rights and preferences to the Series B Preferred Stock, if we issue preferred stock or depositary shares in the future with voting rights that dilute the voting power of the Series B Preferred Stock or depositary shares, the rights of holders of the depositary shares or the market price of the depositary shares could be adversely affected. The market price of the depositary shares could decline as a result of these other offerings, as well as other sales of a large block of depositary shares, Series B Preferred Stock, or similar securities in the market thereafter, or the perception that such sales could occur. Holders of the Series B Preferred Stock are not entitled to preemptive rights or other protections against dilution.

Because our decision to issue securities in any future offering will depend on market conditions and other factors beyond our control, we cannot predict or estimate the amount, timing or nature of our future offerings. Thus, holders of the depositary shares bear the risk of our future offerings reducing the market price of the depositary shares and diluting their holdings in the depositary shares.

An increase in market interest rates could result in a decrease in the value of the depositary shares.

In general, as market interest rates rise, instruments bearing interest at a fixed rate generally decline in value. Consequently, if you purchase the depositary shares and market interest rates increase, the market value of your depositary shares may decline. While interest rates are historically low, we cannot predict the future level of market interest rates.

Ownership of the Series B Preferred Stock and the depositary shares representing the Series B Preferred Stock may require regulatory approval or result in adverse regulatory consequences.

We are a bank holding company regulated by the Federal Reserve. Any “company” as defined in the Bank Holding Company Act, as amended (the “BHC Act”) owning 25% or more of a class of our outstanding shares of voting stock, or a lesser percentage if such holder otherwise exercises a “controlling influence” over us, may be subject to regulation as a “bank holding company” in accordance with the BHC Act. A company may also be deemed to control us if they own one-third or more of our total equity, both voting and non-voting, aggregating all shares held by the investor across all classes of stock. Although we do not believe the Series B Preferred Stock and the depositary shares representing the Series B Preferred Stock currently are considered “voting stock” for purposes of the BHC Act, if the Series B Preferred Stock or the depositary shares representing the Series B Preferred Stock were to become voting stock for the purposes of the BHC Act, whether because we have missed certain dividend payments, and as a result the holders of the Series B Preferred Stock and the holders of the depositary shares representing the Series B Preferred Stock, together with holders of all other classes of authorized preferred stock having equivalent voting rights, including the Series A Preferred Stock, have the right to elect directors or for other reasons, a holder of 25% or more of the outstanding shares of Series B Preferred Stock, or a lesser percentage of the outstanding shares of Series B Preferred Stock that is deemed to exercise a “controlling influence” over us, or a holder of a sufficient number of depositary shares, may become subject to regulation under the BHC Act. A company determined to control us under the BHC Act will be subject to ongoing regulation and supervision.

In addition, no person, including individuals or groups of individuals acting in concert may acquire “control” of us under the Change in Bank Control Act, without providing prior notice to the Federal Reserve and receiving a nonobjection from the Federal Reserve.

Holders of depositary shares may not be entitled to the dividends-received deduction or preferential tax rates applicable to qualified dividend income.

Distributions constituting dividends paid to corporate U.S. Holders (as defined herein) of the depositary shares may be eligible for the dividends-received deduction and distributions constituting dividends paid to non-corporate U.S. Holders of the depositary shares may be subject to tax at the preferential tax rates applicable to “qualified dividend income” if we have current or accumulated earnings and profits, as determined for U.S. federal income tax purposes. Although we presently have accumulated earnings and profits, we may not have sufficient current or accumulated earnings and profits during future fiscal years for the distributions on the Series B Preferred Stock (and related depositary shares) to qualify as dividends for U.S. federal income tax purposes. If any distributions on the Series B Preferred Stock (and related depositary shares) with respect to any fiscal year are not eligible for the dividends-received deduction or for the preferential tax rates applicable to “qualified dividend income” because of insufficient current or accumulated earnings and profits, the market value of the depositary shares may decline. See “Material U.S. Federal Income Tax Consequences” beginning on page S-41.

If we are not paying full dividends on any outstanding parity stock, we will not be able to pay full dividends on the Series B Preferred Stock.

When dividends are not paid in full on the shares of Series B Preferred Stock or any shares of parity stock, including our outstanding Series A Preferred Stock, for a dividend period, all dividends declared with respect to shares of Series B Preferred Stock and all parity stock for such dividend period shall be declared pro rata so that the respective amounts of such dividends declared bear the same ratio to each other as all accrued but unpaid dividends per share on the shares of Series B Preferred Stock for such dividend period and all parity stock for such dividend period bear to each other. Therefore, if we are not paying full dividends on any outstanding parity stock, we will not be able to pay full dividends on the Series B Preferred Stock and, in turn, the Depositary Shares.

Holders of the Depositary Shares may not be entitled to the dividends-received deduction.

Distributions paid to corporate U.S. holders of the depositary shares may be eligible for the dividends-received deduction if we have current or accumulated earnings and profits, as determined for U.S. federal income tax purposes. See “Material U.S. Federal Income Tax Considerations.” Although we presently have accumulated earnings and profits, we may not have sufficient current or accumulated earnings and profits during future fiscal years for the distributions on the Series B Preferred Stock (and the related depositary shares) to qualify as dividends for U.S. federal income tax purposes. See “Material U.S. Federal Income Tax Considerations” for additional information regarding certain U.S. federal income tax considerations related to the ownership and disposition of our Series B Preferred Stock (and related depositary shares). If any distributions on the Series B Preferred Stock (and the related depositary shares) with respect to any fiscal year are not eligible for the dividends-received deduction because of insufficient current or accumulated earnings and profits, the market value of the Depositary Shares may decline.

USE OF PROCEEDS

We estimate that the net proceeds from this offering, after deducting the underwriting discounts and certain offering expenses, will be approximately $224.0 million.

We expect to use (i) approximately $150.0 million of the net proceeds from this offering to redeem in full our outstanding Series A Preferred Stock and the related depositary shares, and (ii) approximately $50.0 million of the net proceeds from this offering to redeem in full $50.0 million in aggregate principal amount of our 2030 Notes, which were assumed in connection with our acquisition of PFC. The remaining net proceeds will be used for general corporate purposes, which may include (i) repayment, redemption or refinancing of indebtedness, (ii) capital expenditures, (iii) making contributions to the capital of Wesbanco Bank to support its lending, investing and other financial services activities, (iv) funding of possible acquisitions, (v) working capital, (vi) satisfaction of other obligations of ours and our subsidiaries and (vii) repurchase of our outstanding equity securities. Pending application of the net proceeds as described herein, the net proceeds from the sale of the securities may be invested in short-term, investment grade, interest-bearing instruments.

As of the date of this prospectus supplement, 150,000 shares of our Series A Preferred Stock were issued and outstanding. The Series A Preferred Stock does not have any maturity date. We may, at our option, redeem, in whole or in part, the Series A Preferred Stock on any dividend payment date for the Series A Preferred Stock beginning on November 15, 2025, at a cash redemption price of $1,000 per share (equivalent to $25 per depositary share), plus any declared and unpaid dividends, without regard to any undeclared dividends, to, but excluding, the redemption date. Dividends accrue on the stated amount of $1,000 per share of the Series A Preferred Stock (equivalent to $25 per related depositary share) at a rate of 6.75% per annum to, but excluding, November 15, 2025. From and including November 15, 2025, we will pay dividends based on the liquidation preference amount of $1,000 per share of Series A Preferred Stock (equivalent to $25 per related depositary share), at a rate per annum equal to the five-year treasury rate as of the most recent applicable reset dividend determination date plus 6.557%. We intend to redeem all of the outstanding shares of our Series A Preferred Stock on November 15, 2025.

As of the date of this prospectus supplement, approximately $50.0 million aggregate principal amount of 2030 Notes were outstanding. We may, at our option, redeem, in whole or in part, the 2030 Notes on any interest payment date for the 2030 Notes beginning on September 30, 2025, at a redemption price equal to 100% of the principal amount of the 2030 Notes to be redeemed, plus accrued and unpaid interest to, but excluding, the redemption date. The 2030 Notes mature on September 30, 2030. To but excluding September 30, 2025, the 2030 Notes bear interest at a fixed rate of 4.00% per annum. Beginning on September 30, 2025, the 2030 Notes bear interest at a floating rate per annum equal to a floating rate based on the secured overnight financing rate, plus a spread of 388.5 basis points. We intend to redeem all of our outstanding 2030 Notes on December 30, 2025.

This prospectus supplement does not constitute a notice of redemption with respect to our Series A Preferred Stock or the related depositary shares, or the 2030 Notes.

One or more of the underwriters or their affiliates may be holders of our depositary shares representing an interest in our Series A Preferred Stock or 2030 Notes and, in such case, would receive a portion of the net proceeds from this offering.

CAPITALIZATION

The following table sets forth:

•	our consolidated capitalization as of June 30, 2025; and

•	our consolidated capitalization as of June 30, 2025, as adjusted to give effect to the sale of the depositary shares in this offering.

You should read this table in conjunction with our consolidated financial statements, the related notes and other financial information contained in our Annual Report on Form 10-K for our fiscal year ended December 31, 2024 and our Quarterly Report on Form 10-Q for our fiscal quarter ended June 30, 2025, which are incorporated by reference in this prospectus supplement and the accompanying prospectus.

	As of June 30, 2025
	Actual	As Adjusted
	(In thousands, except share amounts)
Cash and cash equivalents	$1,157,030	$1,187,386

Liabilities:
Deposits	$21,154,556	$21,154,556
Federal Home Loan Bank Borrowings	1,750,000	1,750,000
Other short-term borrowings	103,666	103,666
Subordinated debt and junior subordinated debt	357,762	308,218
Other liabilities	386,372	386,372

Total liabilities	23,752,356	23,702,812
Shareholders’ equity:
Preferred stock, no par value, 1,000,000 shares authorized 6.75% non-cumulative perpetual preferred Stock, Series A, liquidation preference $150,000,000 (150,000 shares issued and outstanding, actual; no shares issued and outstanding, as adjusted)	144,484	—
7.375% non-cumulative perpetual preferred stock, Series B, liquidation preference $230,000,000 (no shares issued and outstanding, actual; 230,000 shares issued and outstanding, as adjusted)	—	224,384
Common stock, $2.0833 par value (200,000,000 shares authorized; 95,986,023 shares issued and 95,986,023 shares outstanding)	199,967	199,967
Capital surplus	2,485,458	2,485,458
Retained earnings	1,165,058	1,165,058
Accumulated other comprehensive loss	(173,644)	(173,644)
Deferred benefits for directors	(2,103)	(2,103)

Total shareholders’ equity	3,819,220	3,899,120

Total liabilities and shareholders’ equity	$27,571,576	$27,601,932

	As of June 30, 2025
	Actual	As Adjusted
	(In thousands, except share amounts)
Capital Ratios:
Wesbanco, Inc.
Tier 1 leverage	8.66%	8.97%
Common equity Tier 1	9.90%	9.90%
Tier 1 capital to risk-weighted assets	10.59%	10.96%
Total capital to risk-weighted assets	13.40%	13.54%
Wesbanco Bank, Inc.
Tier 1 leverage	9.41%	9.41%
Common equity Tier 1	11.55%	11.55%
Tier 1 capital to risk-weighted assets	11.55%	11.55%
Total capital to risk-weighted assets	12.65%	12.65%

DESCRIPTION OF THE SERIES B PREFERRED STOCK

The depositary will be the sole holder of the Series B Preferred Stock, as described under “Description of Depositary Shares” below, and all references in this prospectus supplement to the holders of the Series B Preferred Stock shall mean the depositary. However, the holders of the depositary shares representing the Series B Preferred Stock will be entitled, through the depositary, to exercise the rights and preferences of the holders of the Series B Preferred Stock, as described under “Description of Depositary Shares.”

The following description summarizes the material terms of the Series B Preferred Stock and supplements the description of the general terms and provisions of our preferred stock set forth under “Description of Capital Stock — Preferred Stock” beginning on page 17 of the accompanying prospectus. This summary does not purport to be complete in all respects. This summary is subject to and qualified in its entirety by reference to our Amended and Restated Articles of Incorporation (“Charter”), as amended, the articles of amendment establishing the Series B Preferred Stock (the “Articles of Amendment”), which will be included as an exhibit to documents that we file with the SEC, and the applicable provisions of the West Virginia Business Corporations Act and federal law governing bank holding companies.

If any information regarding the Series B Preferred Stock contained in our Charter or the Articles of Amendment is inconsistent with the information in this prospectus supplement or the accompanying prospectus, the information in our Charter or Articles of Amendment, as applicable, will apply and supersede information in this prospectus supplement and the accompanying prospectus.

All references to “Wesbanco,” “we,” “us,” or “our,” or similar references in this summary refer solely to Wesbanco, Inc. and not to any of its subsidiaries or affiliates.

General

Under our Charter, our board of directors is authorized, without shareholder approval, to adopt resolutions providing for the issuance of up to 1,000,000 shares of preferred stock, no par value, in one or more series. As of the date of this prospectus supplement, 150,000 shares of our Series A Preferred Stock were the only shares of our preferred stock outstanding.

Prior to the issuance of the Series B Preferred Stock, we will file the Articles of Amendment with the Secretary of State of the State of West Virginia, which will have the effect of amending our existing Charter to establish the terms of the Series B Preferred Stock. The Articles of Amendment will initially authorize 230,000 shares of Series B Preferred Stock. We are offering 230,000 shares of the Series B Preferred Stock in the aggregate by this prospectus supplement and the accompanying prospectus in connection with this offering. The Series B Preferred Stock represents a single series of our authorized preferred stock. Shares of Series B Preferred Stock, upon issuance against full payment for the purchase price for the depositary shares, will be fully paid and nonassessable, which means that holders of such shares will have paid their purchase price in full and we may not ask them to pay additional funds in respect of their shares of Series B Preferred Stock.

The number of authorized shares of the Series B Preferred Stock initially is 230,000. The number of authorized shares may from time to time be increased (but not in excess of the total number of authorized shares of preferred stock, less all shares at the time authorized of any other series of preferred stock) or decreased (but not below the number of shares of Series B Preferred Stock then outstanding) by resolution of the board of directors, without the vote or consent of the holders of the Series B Preferred Stock. We have the authority to issue fractional shares of Series B Preferred Stock.

We may in the future from time to time, without notice to or consent of the holders of the Series B Preferred Stock or the holders of the depositary shares, issue additional shares of the Series B Preferred Stock; provided, that such additional shares are fungible for U.S. federal income tax purposes with the shares of Series B Preferred Stock and related depositary shares offered hereby. The additional shares of Series B Preferred Stock would form a single series with the Series B Preferred Stock offered hereby. In the event we issue additional shares of Series B Preferred Stock, we will issue an appropriate number of additional depositary shares that correspond to the fractional interest in such shares represented by the depositary shares being sold pursuant to this prospectus supplement. We may also issue additional shares of other series of preferred stock at any time and from time to time, without notice to or the consent of holders of the Series B Preferred Stock or the related depositary shares.

In the event we reopen the Series B Preferred Stock and issue additional shares, we may commit at such time not to redeem any shares of Series B Preferred Stock until at least five years from the settlement date of such reopening.

Any additional preferred stock may be issued from time to time in one or more series, each with such voting powers, full or limited, and such designations, preferences and relative, participating, optional or other special rights, and qualifications, limitations or restrictions thereof, as our board of directors may determine prior to the time of issuance.

Holders of the Series B Preferred Stock will not have preemptive or subscription rights to acquire more of our stock. The Series B Preferred Stock has no stated maturity and will not be convertible into, or exchangeable for, shares of our common stock or any other class or series of our other securities and will not be subject to any sinking fund or any other obligation of us for repurchase or retirement. The Series B Preferred Stock represents non-withdrawable capital, will not be an account of an insurable type, and will not be insured or guaranteed by the FDIC or any other governmental agency or instrumentality.

Ranking

The Series B Preferred Stock will rank senior to our common stock and each other class or series of capital stock we may issue in the future the terms of which do not expressly provide that it ranks on a parity as to dividend rights and rights upon liquidation, dissolution and winding-up of Wesbanco with or senior to the Series B Preferred Stock as to dividend rights and rights upon liquidation, dissolution or winding-up of Wesbanco. The Series B Preferred Stock will rank on a parity as to dividend rights and rights upon liquidation, dissolution and winding-up of Wesbanco with our Series A Preferred Stock and any class or series of capital stock we may issue in the future the terms of which expressly provide that such class or series will rank on a parity with the Series B Preferred Stock as to dividend rights and rights on liquidation, dissolution or winding-up of Wesbanco. The Series B Preferred Stock will rank junior to all of Wesbanco’s existing and future indebtedness and other liabilities and any class or series of our capital stock we may issue in the future that is expressly stated to be senior to the Series B Preferred Stock with respect to dividend rights and rights upon liquidation, dissolution or winding-up of Wesbanco. The issuance of such senior series of capital stock must be approved by the requisite holders of at least two-thirds of the outstanding Series B Preferred Stock and all other stock on a parity with the Series B Preferred Stock, including our Series A Preferred Stock, voting together as a single class. See “Description of the Series B Preferred Stock — Voting Rights.”

Dividends

Dividends on shares of the Series B Preferred Stock are discretionary, not mandatory, and will not be cumulative. Holders of the Series B Preferred Stock will be entitled to receive, if, when, and as declared by our board of directors or a duly authorized committee of our board of directors, out of legally available assets, non-cumulative cash dividends quarterly in arrears on January 1, April 1, July 1 and October 1 of each year, beginning on January 1, 2026 (each such date being referred to herein as a “dividend payment date”) based on the liquidation preference of $1,000 per share (equivalent to $25 per depositary share) at a rate equal to:

•	from the date of original issue to, but excluding, the First Reset Date, a fixed rate per annum of 7.375%; and

•

from, and including, the First Reset Date, during each reset period, a rate per annum equal to the five-year treasury rate as of the most recent dividend determination rate (as described below) plus 3.795%.

In the event that we issue additional shares of Series B Preferred Stock after the original issue date, dividends on such shares may accrue from the original issue date or any other date we specify at the time such additional shares are issued. References to the “accrual” of dividends in this prospectus supplement refer only to the determination of the amount of such dividend and do not imply that any right to a dividend arises prior to the date on which a dividend is declared. We will not pay interest or any sum of money instead of interest on any dividend payment that may be in arrears on the Series B Preferred Stock.

Dividends will be payable to holders of record of Series B Preferred Stock as they appear on our books on the applicable record date (each such date being referred to herein as a “dividend record date”), which shall be the 15th calendar day before the dividend payment date or such other record date fixed by our board of directors or a duly authorized committee of our board of directors that is not less than 10 calendar days or more than 30 calendar days before the applicable dividend payment date.

A dividend period is the period from and including a dividend payment date to, but excluding, the next dividend payment date or any earlier redemption date, except that the initial dividend period will commence on and include the original issue date of the Series B Preferred Stock and will end on and exclude the first dividend payment date. Any dividend payable on shares of the Series B Preferred Stock for any dividend period will be computed on the basis of a 360-day year consisting of twelve 30-day months. Dollar amounts resulting from that calculation will be rounded to the nearest cent, with one-half cent being rounded upward. If any dividend payment date is not a business day, then the related payment of dividends will be made on the next succeeding business day, and no additional dividends will accrue on such payment.

The term “business day” means any day, other than a Saturday or Sunday, that is neither a legal holiday nor a day on which banking institutions are authorized or required by law or regulation to close in New York, New York. Dividends on shares of the Series B Preferred Stock will not be cumulative. Accordingly, if our board of directors or a duly authorized committee of our board of directors does not declare a full dividend on the Series B Preferred Stock payable in respect of any dividend period before the related dividend payment date, such dividend will not accrue and we will have no obligation to pay a dividend for that dividend period on the dividend payment date or at any future time, whether or not dividends on the Series B Preferred Stock are declared for any future dividend period.

A “reset date” means the First Reset Date and each date falling on the fifth anniversary of the preceding reset date. Reset dates, including the First Reset Date, will not be adjusted for business days. A “reset period” means the period from, and including, the First Reset Date to, but excluding, the next following reset date and thereafter each period from, and including, each reset date to, but excluding, the next following reset date. A “reset dividend determination date” means, in respect of any reset period, the day falling three business days prior to the beginning of such reset period.

For any reset period commencing on or after the First Reset Date, the five-year treasury rate will be:

•

The average of the yields to maturity on actively traded U.S. treasury securities adjusted to constant maturity, for five-year maturities, for the five business days immediately preceding the relevant reset date (or, if fewer than five business days appear, such number of business days appearing) appearing under the caption “Treasury Constant Maturities” in the most recently published statistical release designated H.15 Daily Update or any successor publication which is published by the Federal Reserve Board, as determined by the calculation agent in its sole discretion.

•

If no calculation is provided as described above, then the calculation agent, after consulting such sources as it deems comparable to any of the foregoing calculations, or any such source as it deems reasonable from which to estimate the five-year treasury rate, shall determine the five-year treasury rate in its sole discretion, provided that if the calculation agent determines there is an industry-accepted successor five-year treasury rate, then the calculation agent shall use such successor rate. If the calculation agent has determined a substitute or successor base rate in accordance with the foregoing, the calculation agent in its sole discretion may determine the business day convention, the definition of business day and the reset dividend determination date to be used and any other relevant methodology for calculating such substitute or successor base rate, including any adjustment factor needed to make such substitute or successor base rate comparable to the five-year treasury rate, in a manner that is consistent with industry-accepted practices for such substitute or successor base rate.

The five-year treasury rate will be determined by the calculation agent on the third business day immediately preceding the applicable reset date. If the five-year treasury rate for any reset date cannot be determined pursuant to the methods described in the two bullet points above, the dividend rate for such reset period will be the same as the dividend rate determined for the dividend period immediately preceding the applicable reset date. Dividends on the Series B Preferred Stock will cease to accrue on the redemption date, if any, as described below under “— Redemption,” unless we default in the payment of the redemption price of the shares of the Series B Preferred Stock called for redemption.

Dividends on the Series B Preferred Stock will cease to accrue on the redemption date, if any, as described below under “— Redemption,” unless we default in the payment of the redemption price of the shares of the Series B Preferred Stock called for redemption.

We are not obligated to and will not pay holders of the Series B Preferred Stock any interest or sum of money in lieu of interest on any divided not paid on a divided payment date. We are also not obligated to and will not pay holders of the Series B Preferred Stock any dividend in excess of the dividends on the Series B Preferred Stock that are payable as described above.

We are subject to statutory and regulatory prohibitions and other limitations on our ability to declare and pay dividends on the Series B Preferred Stock. Dividends on the Series B Preferred Stock will not be declared, paid, or set aside for payment if we fail to comply, or if and to the extent such act would cause us to fail to comply, with applicable laws and regulations. In particular, dividends on the Series B Preferred Stock may not be declared or set aside for payment if and to the extent such dividends would cause us to fail to comply with the capital adequacy rules of the Federal Reserve (or, as and if applicable, the capital adequacy rules or regulations of any successor appropriate federal banking agency) applicable to us.

Priority of Dividends

The Series B Preferred Stock will rank junior as to payment of dividends to any class or series of our preferred stock that we may issue in the future that is expressly stated to be senior to the Series B Preferred Stock. If at any time we do not pay, on the applicable dividend payment date, accrued dividends on any shares that rank in priority to the Series B Preferred Stock with respect to dividends, we may not pay any dividends on the Series B Preferred Stock or repurchase, redeem, or otherwise acquire for consideration any shares of Series B Preferred Stock until we have paid, or set aside for payment, the full amount of the unpaid dividends on the shares that rank in priority with respect to dividends that must, under the terms of such shares, be paid before we may pay dividends on, repurchase, redeem, or otherwise acquire for consideration, the Series B Preferred Stock. As of the date hereof, there are no other shares of preferred stock issued and outstanding.

So long as any share of Series B Preferred Stock remains outstanding, unless the full dividends for the most recently completed dividend period have been declared and paid, or set aside for payment, on all outstanding shares of Series B Preferred Stock:

•

no dividend or distribution shall be declared, paid, or set aside for payment on any junior stock (other than (i) a dividend payable solely in junior stock or (ii) a dividend in connection with the implementation of a shareholders’ rights plan, or the issuance of rights, stock, or other property under any such plan, or the redemption or repurchase of any rights under any such plan);

•

no junior stock shall be repurchased, redeemed, or otherwise acquired for consideration by us, directly or indirectly, other than: (i) as a result of a reclassification of junior stock for or into other junior stock, (ii) the exchange or conversion of shares of junior stock for or into other shares of junior stock, (iii) through the use of the proceeds of a substantially contemporaneous sale of other shares of junior stock, (iv) purchases, redemptions, or other acquisitions of shares of the junior stock in connection with any employment contract, benefit plan, or other similar arrangement with or for the benefit of employees, officers, directors, or consultants, (v) purchases of shares of junior stock pursuant to a contractually binding requirement to buy junior stock existing prior to the most recently completed dividend period, (vi) the purchase of fractional interests in shares of junior stock pursuant to the conversion or exchange provisions of such stock or the security being converted or exchanged or (vii) the acquisition by us or any of our subsidiaries of record ownership in junior stock for the beneficial ownership of any other persons (other than for the beneficial ownership by us or any of our subsidiaries), including as trustees or custodians; nor shall any monies be paid to or made available for a sinking fund for the redemption of any such securities; and

•

no parity stock shall be repurchased, redeemed, or otherwise acquired for consideration by us, directly or indirectly, other than: (i) pursuant to pro rata offers to purchase all, or a pro rata portion, of the Series B Preferred Stock and any parity stock, (ii) as a result of a reclassification of any parity stock for or into other parity stock, (iii) the exchange or conversion of any parity stock for or into other parity stock or junior stock, (iv) through the use of the proceeds of a substantially contemporaneous sale of other shares of parity stock, (v) purchases of shares of parity stock pursuant to a contractually binding requirement to buy parity stock existing prior to the most recently completed dividend period, (vi) the purchase of fractional interests in shares of parity stock pursuant to the conversion or exchange provisions of such stock or the security being converted or exchanged), or (vii) the acquisition by us or any of our subsidiaries of record ownership in parity stock for the beneficial ownership of any other persons (other than for the beneficial ownership by us or any of our subsidiaries), including as trustees or custodians; nor shall any monies be paid to or made available for a sinking fund for the redemption of any such securities.

When dividends are not paid (or declared and a sum sufficient for payment thereof set aside) on any dividend payment date (or, in the case of parity stock, as defined below, having dividend payment dates different from the dividend payment dates pertaining to the Series B Preferred Stock, on a dividend payment date falling within the related dividend period for the Series B Preferred Stock) in full on the Series B Preferred Stock and any shares of parity stock, all dividends declared on the Series B Preferred Stock and all such equally ranking securities payable on such dividend payment date (or, in the case of parity stock having dividend payment dates different from the dividend payment dates pertaining to the Series B Preferred Stock, on a dividend payment date falling within the related dividend period for the Series B Preferred Stock) shall be declared pro rata so that the respective amounts of such dividends shall bear the same ratio to each other as all accrued but unpaid dividends per share on the Series B Preferred Stock and all parity stock payable on such dividend payment date (or, in the case of parity stock having dividend payment dates different from the dividend payment dates pertaining to the Series B Preferred Stock, on a dividend payment date falling within the related dividend period for the Series B Preferred Stock) bear to each other.

As used in this prospectus supplement, “junior stock” means any class or series of stock of Wesbanco that ranks junior to the Series B Preferred Stock as to the payment of dividends and distributions upon liquidation, dissolution or winding-up of Wesbanco. Junior stock includes our common stock.

As used in this prospectus supplement, “parity stock” means our Series A Preferred Stock and any other class or series of stock of Wesbanco that ranks equally with the Series B Preferred Stock in the payment of dividends and distributions upon liquidation, dissolution or winding-up of Wesbanco. As of the date of this prospectus supplement, our parity stock outstanding is comprised of 150,000 of our Series A Preferred Stock.

Subject to the foregoing, dividends (payable in cash, stock, or otherwise) may be declared and paid on our junior stock, which includes our common stock, from time to time out of any assets legally available for such payment, and the holders of Series B Preferred Stock or parity stock, including the Series A Preferred Stock, shall not be entitled to participate in any such dividend.

Liquidation Rights

In the event that we voluntarily or involuntarily liquidate, dissolve, or wind up our affairs, holders of the Series B Preferred Stock are entitled to receive out of our assets available for distribution to shareholders, after satisfaction of liabilities and obligations to creditors, if any, and subject to the rights of holders of any shares of capital stock then outstanding ranking senior to or on parity with the Series B Preferred Stock with respect to distributions upon the voluntary or involuntary liquidation, dissolution, or winding-up of our business and affairs, including the Series A Preferred Stock, and before we make any distribution or payment out of our assets to the holders of our common stock or any other class or series of our capital stock ranking junior to the Series B Preferred Stock with respect to distributions upon our liquidation, dissolution, or winding-up, an amount per share equal to the liquidation preference of $1,000 per share (equivalent to $25 per depositary share) plus any declared and unpaid dividends prior to the payment of the liquidating distribution (but without any amount in respect of dividends that have not been declared prior to the date of payment of the liquidating distribution). After payment of the full amount of the liquidating distribution described above, the holders of the Series B Preferred Stock shall not be entitled to any further participation in any distribution of our assets.

In any such distribution, if our assets are not sufficient to pay the liquidation preference in full to all holders of Series B Preferred Stock and all holders of any shares of our capital stock ranking as to any such liquidating distribution on parity with the Series B Preferred Stock, including the Series A Preferred Stock, the amounts paid to the holders of Series B Preferred Stock and to such other shares will be paid pro rata in accordance with the respective aggregate liquidation preferences of those holders. In any such distribution, the “liquidation preference” of any holder of preferred stock means the amount otherwise payable to such holder in such distribution (assuming no limitation on our assets available for such distribution), including any declared but unpaid dividends (and, in the case of any holder of stock other than the Series B Preferred Stock and on which dividends accrue on a cumulative basis, an amount equal to any unpaid, accrued, cumulative dividends, whether or not declared, as applicable). If the liquidation preference per share of Series B Preferred Stock has been paid in full to all holders of Series B Preferred Stock and the liquidation preference per share of any other capital stock ranking on parity with the Series B Preferred Stock, including the Series A Preferred Stock, as to liquidation rights, has been paid in full, the holders of our common stock or any other capital stock ranking, as to liquidation rights, junior to the Series B Preferred Stock will be entitled to receive all of our remaining assets according to their respective rights and preferences.

The Series B Preferred Stock may be fully subordinate to interests held by the U.S. government in the event we enter into a receivership, insolvency, liquidation, or similar proceeding, including a proceeding under the “orderly liquidation authority” provisions of the Dodd-Frank Wall Street Reform and Consumer Protection Act of 2010.

Neither the sale, conveyance, exchange, or transfer of all or substantially all of our assets or business, nor the consolidation or merger by us with or into any other entity or by another entity with or into us, whether for cash, securities, or other property, individually or as part of a series of transactions, will constitute a liquidation, dissolution, or winding-up of our affairs.

Because we are a holding company, our rights and the rights of our creditors and our shareholders, including the holders of the Series B Preferred Stock, to participate in any distribution of assets of any of our subsidiaries upon that subsidiary’s liquidation, dissolution, reorganization or winding-up or otherwise would be subject to the prior claims of that subsidiary’s creditors, except to the extent that we are a creditor with recognized claims against the subsidiary.

Holders of the Series B Preferred Stock are subordinate to all of our indebtedness and to other non-equity claims on us and our assets, including in the event that we enter into a receivership, insolvency, liquidation or similar proceeding.

Redemption

The Series B Preferred Stock is perpetual and has no maturity date and is not subject to any mandatory redemption, sinking fund, or other similar provisions. Except for the redemption upon the occurrence of a “regulatory capital treatment event” as further described below, the shares of Series B Preferred Stock are not redeemable prior to the First Reset Date. The holders of the Series B Preferred Stock will not have any right to require the redemption or repurchase of their shares of Series B Preferred Stock.

We may, at our option and subject to any required regulatory approvals, redeem the Series B Preferred Stock (i) in whole or in part, from time to time, on any dividend payment date on or after the First Reset Date, or (ii) in whole but not in part at any time within 90 days following a “regulatory capital treatment event,” including prior to the First Reset Date, in each case at a redemption price equal to $1,000 per share (equivalent to $25 per depositary share), plus the per share amount of any declared and unpaid dividends, without accumulation of any undeclared dividends, on the Series B Preferred Stock to, but excluding, the date fixed for redemption (the “redemption date”). In the event the applicable dividend payment date that is the redemption date is not a business day, the redemption price shall be paid on the next business day without any adjustment to the amount of the redemption price paid. Any declared but unpaid dividends payable on a redemption date that occurs subsequent to the applicable dividend record date will not be paid to the holder entitled to receive the redemption price on the redemption date, but rather will be paid to the holder of record of the redeemed shares on such record date relating to the applicable dividend payment date. Investors should not expect us to redeem the Series B Preferred Stock on or after the date it becomes redeemable at our option.

We are a bank holding company regulated by the Federal Reserve. We intend to treat the Series B Preferred Stock as “additional tier 1” capital (or its equivalent) for purposes of the capital adequacy rules of the Federal Reserve (or, as and if applicable, the capital adequacy rules or regulations of any successor appropriate federal banking agency) applicable to us.

A “regulatory capital treatment event” means the good faith determination by us, that, as a result of any:

•

amendment to, clarification of, or change in, the laws, rules, or regulations of the United States or any political subdivision of or in the United States (including, for the avoidance of doubt, any agency or instrumentality of the United States, including the Federal Reserve and other appropriate federal bank regulatory agencies) that is enacted or becomes effective after the initial issuance of any share of the Series B Preferred Stock;

•

amendment to, clarification of, or change in, the laws, rules, or regulations of the United States or any political subdivision of or in the United States (including, for the avoidance of doubt, any agency or instrumentality of the United States, including the Federal Reserve and other appropriate federal bank regulatory agencies) that is enacted or becomes effective after the initial issuance of any share of the Series B Preferred Stock;

•

official administrative decision or judicial decision or administrative action or other official pronouncement interpreting or applying those laws, rules, or regulations or policies with respect thereto that is announced or becomes effective after the initial issuance of any share of the Series B Preferred Stock;

there is more than an insubstantial risk that we will not be entitled to treat the full liquidation preference amount of $1,000 per share of the Series B Preferred Stock then outstanding as additional tier 1 capital (or its equivalent) for purposes of the capital adequacy guidelines, rules or regulations of the Federal Reserve (or, as and if applicable, the capital adequacy rules, guidelines or regulations of any successor appropriate federal banking agency) as then in effect and applicable, for so long as any share of Series B Preferred Stock is outstanding. “Appropriate federal banking agency” means the “appropriate federal banking agency” with respect to us as that term is defined in Section 3(q) of the Federal Deposit Insurance Act or any successor provision.

Under regulations currently applicable to us, we may not exercise our option to redeem any shares of Series B Preferred Stock without obtaining the prior approval of the Federal Reserve (or any successor appropriate federal banking agency). Under such regulations, unless the Federal Reserve (or any successor appropriate federal banking agency) authorizes us to do otherwise in writing, we may not redeem the Series B Preferred Stock unless it is replaced with other tier 1 capital instruments or unless we can demonstrate to the satisfaction of the Federal Reserve (or any successor appropriate federal banking agency) that, following redemption, we will continue to hold capital commensurate with our risk.

If shares of Series B Preferred Stock are to be redeemed, the notice of redemption shall be given by first class mail to the holders of record of Series B Preferred Stock to be redeemed, mailed not less than 10 days nor more than 60 days prior to the date fixed for redemption thereof; provided that, if the depositary shares representing the Series B Preferred Stock are held in global form through The Depository Trust Company, or “DTC,” we may give such notice at such time and in any manner permitted by DTC. Each notice of redemption will include a statement setting forth:

•	the redemption date;

•	the number of shares of Series B Preferred Stock to be redeemed and, if less than all the shares held by such holder are to be redeemed, the number of such shares to be redeemed from such holder;

•	the redemption price; and

•	the place or places where holders may surrender certificates evidencing shares of Series B Preferred Stock for payment of the redemption price.

If notice of redemption of any shares of Series B Preferred Stock has been given and if the funds necessary for such redemption have been set aside by us for the benefit of the holders of any shares of Series B Preferred Stock so called for redemption, then, from and after the redemption date, dividends will cease to accrue on such shares of Series B Preferred Stock, such shares of Series B Preferred Stock shall no longer be deemed outstanding and all rights of the holders of such shares will terminate, except the right to receive the redemption price, without interest.

In case of any redemption of only part of the shares of the Series B Preferred Stock at the time outstanding, the shares to be redeemed shall be selected (i) pro rata from the holders of records of the Series B Preferred Stock in proportion to the number of shares of the Series B Preferred Stock held by such holders, (ii) by lot, or (iii) in such other manner as we may determine to be equitable and permitted by DTC and the rules of any national securities exchange on which the Series B Preferred Stock is listed.

Holders of the Series B Preferred Stock will have no right to require the redemption or repurchase of the Series B Preferred Stock and should not expect such redemption or repurchase.

See “Description of the Depositary Shares” below for information about redemption of the depositary shares relating to our Series B Preferred Stock.

Voting Rights

Except as provided below or as required by law, the holders of Series B Preferred Stock will have no voting rights.

Whenever dividends on any shares of Series B Preferred Stock or any shares of voting preferred stock (as defined below) shall have not been declared and paid for the equivalent of six or more dividend payments, whether or not for consecutive dividend periods (a “Nonpayment Event”), the holders of Series B Preferred Stock, voting together as a class with holders of the Series A Preferred Stock and any and all other series of voting preferred stock then outstanding, will be entitled to vote for the election of a total of two additional members of our board of directors (the “Preferred Stock Directors”), provided that our board of directors shall at no time include more than two Preferred Stock Directors and that the election of any Preferred Stock Directors shall not cause us to violate the corporate governance requirements of the Nasdaq Stock Market (or any other exchange on which our securities may be listed) including the requirements that listed companies must have a majority of independent directors. In the event that the holders of the Series B Preferred Stock and other holders of voting preferred stock are entitled to vote for the election of the Preferred Stock Directors following a Nonpayment Event, the number of directors on our board of directors shall automatically increase by two, and the new directors shall be elected at a special meeting called at the request of the holders of record of at least 20% of the Series B Preferred Stock or of any other series of voting preferred stock (unless such request is received less than 90 days before the date fixed for the next annual or special meeting of the shareholders, in which event such election shall be held only at such next annual or special meeting of shareholders), and at each subsequent annual meeting. These voting rights will continue until dividends on the shares of Series B Preferred Stock and any such series of voting preferred stock for at least four consecutive dividend periods following the Nonpayment Event shall have been fully paid (or declared and a sum sufficient for the payment of such dividends shall have been set aside for payment).

As used in this prospectus supplement, “voting preferred stock” means any other class or series of preferred stock of Wesbanco ranking equally with the Series B Preferred Stock as to dividends and upon which like voting rights have been conferred and are exercisable. As of the date of this prospectus supplement, the voting preferred stock includes only our Series A Preferred Stock, of which 150,000 shares are currently outstanding. Whether a plurality, majority or other portion of the shares of Series B Preferred Stock and any other voting preferred stock have been voted in favor of any matter shall be determined by reference to the liquidation amounts of the shares voted.

If and when dividends for at least four consecutive dividend periods following a Nonpayment Event have been paid in full, the holders of Series B Preferred Stock shall be divested of the foregoing voting rights (subject to revesting in the event of each subsequent Nonpayment Event) and, if such voting rights for all other holders of voting preferred stock have terminated, the term of office of each Preferred Stock Director so elected shall terminate and the number of directors on the board of directors shall automatically be reduced accordingly. Any Preferred Stock Director may be removed at any time without cause by the holders of record of a majority of the outstanding shares of Series B Preferred Stock when they have the voting rights described above (voting together as a class with all series of voting preferred stock then outstanding). So long as a Nonpayment Event shall continue, any vacancy in the office of a Preferred Stock Director (other than prior to the initial election after a Nonpayment Event) may be filled by the written consent of the Preferred Stock Director remaining in office, or if none remains in office, by a vote of the holders of record of a majority of the outstanding shares of Series B Preferred Stock and all voting preferred stock when they have the voting rights described above (voting together as a class). The Preferred Stock Directors shall each be entitled to one vote per director on any matter that shall come before the Board of Directors for a vote.

So long as any shares of Series B Preferred Stock remain outstanding, we will not, without the affirmative vote or consent of the holders of at least two-thirds of the outstanding shares of the Series B Preferred Stock and all other series of voting preferred stock at the time outstanding and entitled to vote thereon, including the Series A Preferred Stock, voting together as a single class:

•

amend or alter the provisions of our Charter or Articles of Amendment so as to authorize or create, or increase the authorized amount of, any class or series of stock ranking senior to the Series B Preferred Stock with respect to payment of dividends or the distribution of assets upon liquidation, dissolution or winding-up of Wesbanco;

•

amend, alter or repeal the provisions of our Charter or Articles of Amendment so as to materially and adversely affect the special rights, preferences, privileges and voting powers of the Series B Preferred Stock, taken as a whole; or

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consummate a binding share exchange or reclassification involving the Series B Preferred Stock or a merger or consolidation of Wesbanco with another corporation or other entity, unless in each case (i) the shares of Series B Preferred Stock remain outstanding or, in the case of any such merger or consolidation with respect to which we are not the surviving or resulting entity, are converted into or exchanged for preferred securities of the surviving or resulting entity or its ultimate parent, and (ii) such shares remaining outstanding or such preferred securities, as the case may be, have such rights, preferences, privileges and voting powers, taken as a whole, as are not materially less favorable to the holders thereof than the rights, preferences, privileges and voting powers of the Series B Preferred Stock, taken as a whole;

provided, however, that any creation and issuance, or an increase in the authorized or issued amount, of other series of preferred stock ranking equally with and/or junior to the Series B Preferred Stock with respect to the payment of dividends (whether such dividends are cumulative or non-cumulative) and/or the distribution of assets upon liquidation, dissolution or winding-up of Wesbanco will not be deemed to adversely affect the rights, preferences, privileges or voting powers of the Series B Preferred Stock.

If any amendment, alteration, repeal, share exchange, reclassification, merger or consolidation described above would adversely affect one or more but not all series of voting preferred stock (including the Series B Preferred Stock for this purpose), then only the series adversely affected and entitled to vote shall vote as a class in lieu of all such series of preferred stock.

Without the consent of the holders of Series B Preferred Stock, so long as such action does not adversely affect the rights, preferences, privileges and voting powers, and limitations and restrictions thereof, of the Series B Preferred Stock, we may amend, alter, supplement or repeal any terms of the Series B Preferred Stock:

•	to cure any ambiguity, or to cure, correct or supplement any provision contained in the articles of amendment establishing the Series B Preferred Stock that may be defective or inconsistent; or

•

to make any provision with respect to matters or questions arising with respect to the Series B Preferred Stock that is not inconsistent with the provisions of the Articles of Amendment establishing the Series B Preferred Stock.

The foregoing voting provisions will not apply if, at or prior to the time when the act with respect to which such vote would otherwise be required shall be effected, all outstanding shares of Series B Preferred Stock shall have been redeemed or called for redemption upon proper notice and sufficient funds shall have been set aside by us for the benefit of the holders of Series B Preferred Stock to effect such redemption.

Preemptive and Conversion Rights

The holders of the Series B Preferred Stock do not have any preemptive or conversion rights.

Additional Classes or Series of Stock

We will have the right to authorize and issue additional classes or series of stock ranking equally with or junior to the Series B Preferred Stock as to dividends or distribution of assets upon our liquidation, dissolution, or winding-up without the consent of the holders of the Series B Preferred Stock, or the holders of the related depositary shares.

Transfer Agent, Registrar

Computershare Trust Company, N.A. will be the transfer agent, registrar, dividend disbursing agent and redemption agent for the Series B Preferred Stock.

Calculation Agent

Wesbanco’s affiliate, Wesbanco Bank, will be the calculation agent for the Series B Preferred Stock.

Governing Law

The Series B Preferred Stock will be governed by West Virginia law.

DESCRIPTION OF THE DEPOSITARY SHARES

This prospectus supplement summarizes specific terms and provisions of the depositary shares relating to our Series B Preferred Stock. The following summary of the terms and provisions of the depositary shares does not purport to be complete and is qualified in its entirety by reference to the pertinent sections of the deposit agreement, which will be included as an exhibit to a Current Report on Form 8-K filed with the SEC.

General

We are offering 9,200,000 depositary shares representing fractional interests in shares of the Series B Preferred Stock by this prospectus supplement and the accompanying prospectus.

This prospectus supplement summarizes specific terms and provisions of the depositary shares relating to our Series B Preferred Stock. As described above under “Description of the Series B Preferred Stock”, we are issuing fractional interests in shares of the Series B Preferred Stock in the form of the depositary shares. Each depositary share will represent a 1/40th ownership interest in a share of the Series B Preferred Stock and will be evidenced by a depositary receipt. We will deposit the underlying shares of the Series B Preferred Stock represented by the depositary shares with a depositary pursuant to a deposit agreement among us, Computershare Inc. and its wholly-owned subsidiary Computershare Trust Company, N.A., jointly acting as depositary, and the holders from time to time of the depositary receipts. Subject to the terms of the deposit agreement, each holder of a depositary share will be entitled to all the rights and preferences of the shares of Series B Preferred Stock (including dividend, voting, redemption and liquidation rights) in proportion to the applicable fraction of a share of Series B Preferred Stock represented by such depositary share.

Immediately following issuance of the Series B Preferred Stock, we will deposit the Series B Preferred Stock with the depositary, which will then issue the depositary shares to the underwriters. Copies of the forms of deposit agreement and the depositary receipt may be obtained from us upon request and in the manner described in the section entitled “Where You Can Find More Information.”

We may amend the form of depositary receipt evidencing the depositary shares and any provision of the deposit agreement at any time and from time to time by agreement with the depositary. However, any amendment that materially and adversely alters any right of the holders of depositary shares will not be effective unless the holders of at least two-thirds of the depositary shares then outstanding approve the amendment. We will make no amendment that impairs the right of any holder of depositary shares to surrender such depositary shares to the depositary with instructions to deliver to such holder shares of the Series B Preferred Stock, except in order to comply with mandatory provisions of applicable law. Holders who retain or acquire their depositary receipts after an amendment becomes effective will be deemed to have agreed to the amendment and will be bound by the amended deposit agreement.

The deposit agreement may be terminated if:

•	all outstanding depositary shares have been redeemed;

•	a final distribution in respect of the Series B Preferred Stock has been made to the holders of depositary shares in connection with any liquidation, dissolution or winding up of Wesbanco; or

•	consent of the holders of at least two-thirds of the depositary shares outstanding is obtained.

In this prospectus supplement, references to “holders” of the depositary shares mean those who have the depositary shares registered in their own names, on the books that we or the depositary maintain for this purpose, and not indirect holders who own beneficial interests in the depositary shares registered in the street name of or issued in book-entry form through DTC. Please review the special considerations that apply to indirect holders described in the “Book-Entry, Delivery and Form of Depositary Shares” section of this prospectus supplement beginning on page S-37.

Dividends and Other Distributions

Each dividend on a depositary share will be in an amount equal to 1/40th of the dividend declared on each share of the Series B Preferred Stock.

The depositary will distribute all dividends and other cash distributions received on the Series B Preferred Stock to the holders of record of the depositary shares in proportion to the number of depositary shares held by each holder. In the event of a distribution other than in cash, the depositary will distribute property received by it to the holders of record of the depositary shares in proportion to the number of depositary shares held by each holder, unless the depositary determines, after consultation with us, that this distribution is not feasible, in which case the depositary may, with our approval, adopt a method of distribution that it deems equitable and practicable, including the sale of the property and distribution of the net proceeds from that sale to the holders of the depositary shares.

Record dates for the payment of dividends and other matters relating to the depositary shares will be the same as the corresponding record dates for the Series B Preferred Stock.

The amounts distributed to holders of the depositary shares will be reduced by any amounts required to be withheld by the depositary or by us on account of taxes or other governmental charges. The depositary may refuse to make any payment or distribution, or any transfer, exchange or withdrawal of any depositary share until such taxes or other governmental charges are paid.

Charges of Depositary

We will pay all transfer and other taxes and governmental charges arising solely from the existence of the depositary arrangements. We will pay associated charges of the depositary in connection with the initial deposit of the Series B Preferred Stock and any redemption of the Series B Preferred Stock. Holders of the depositary shares will pay transfer, income, and other taxes and governmental charges and such other charges as are expressly provided in the deposit agreement to be for their accounts. If these charges have not been paid by the holders of the depositary shares, the depositary may refuse to transfer depositary shares, withhold dividends and distributions, and sell the depositary shares.

Redemption of Depositary Shares

If we redeem the Series B Preferred Stock represented by the depositary shares, the depositary shares will be redeemed from the proceeds received by the depositary resulting from the redemption of the Series B Preferred Stock held by the depositary. The redemption price per depositary share will be equal to 1/40th of the redemption price per share payable with respect to the Series B Preferred Stock (equivalent to $25 per depositary Share), plus any declared and unpaid dividends, without accumulation of any undeclared dividends, on the shares of the Series B Preferred Stock. Whenever we redeem shares of the Series B Preferred Stock held by the depositary, the depositary will redeem, as of the same redemption date, the number of the depositary shares representing shares of the Series B Preferred Stock so redeemed.

In case of any redemption of less than all of the outstanding depositary shares, the depositary shares to be redeemed will be selected either pro rata, by lot or in such other manner as the we may determine to be fair and equitable (which determination we will promptly notify the depositary of in writing). In any case, the depositary will redeem the depositary shares only in increments of 40 depositary shares and any integral multiple thereof. The depositary will provide notice of redemption to record holders of the depositary shares not less than 10 and not more than 60 days prior to the date fixed for redemption of the Series B Preferred Stock and the related depositary shares.

Voting of the Series B Preferred Stock

Because each depositary share represents a 1/40th interest in a share of Series B Preferred Stock, holders of depositary shares will be entitled to 1/40th of a vote per depositary share under those limited circumstances in which holders of the Series B Preferred Stock are entitled to a vote, as described above in “Description of the Series B Preferred Stock — Voting Rights.”

When the depositary receives notice of any meeting at which the holders of the Series B Preferred Stock are entitled to vote, the depositary will mail (or otherwise transmit by an authorized method) the information contained in the notice to the record holders of the depositary shares relating to the Series B Preferred Stock. Each record holder of the depositary shares on the record date, which will be the same date as the record date for the Series B Preferred Stock, may instruct the depositary to vote the amount of the Series B Preferred Stock represented by the holder’s depositary shares. To the extent possible, the depositary will vote or cause to be voted the amount of the Series B Preferred Stock represented by the depositary shares in accordance with the instructions it receives. We will agree to take all reasonable actions that the depositary determines are necessary to enable the depositary to vote as instructed. If the depositary does not receive specific instructions from the holders of any depositary shares, it will vote all depositary shares held by it proportionately with instructions received.

Listing

We intend to apply to list the depositary shares on the Nasdaq Global Select Market. If the application is approved, we expect trading to begin within 30 days of the initial delivery of the depositary shares. Listing the depositary shares on the Nasdaq Global Select Market does not guarantee the development of a trading market or, if a trading market does develop, the depth of that market or the ability of holders to sell their depositary shares easily. We do not expect that there will be any separate public trading market for the shares of Series B Preferred Stock except as represented by the depositary shares.

Form and Notices

The Series B Preferred Stock will be issued in registered form to the depositary, and the depositary shares will be issued in book-entry only form through DTC, as described below in “Book-Entry, Delivery and Form of Depositary Shares.” The depositary will forward to the holders of the depositary shares all reports, notices, and communications from us that are delivered to the depositary and that we are required to furnish to the holders of the Series B Preferred Stock.

Depositary

Computershare Inc. and Computershare Trust Company, N.A. will be the joint depositary for the depositary shares as of the original issue date. We may terminate such appointment and may appoint a successor depositary at any time and from time to time, provided that we will use our best efforts to ensure that there is, at all relevant times when the Series B Preferred Stock is outstanding, a person or entity appointed and serving as such depositary.

BOOK-ENTRY, DELIVERY AND FORM OF DEPOSITARY SHARES

The shares of Series B Preferred Stock will be issued in registered form to the depositary. The depositary shares will be issued under the book-entry system of DTC in the form of one or more global depositary receipts. DTC will act as securities depositary for the global depositary receipts. This means that we will not issue actual depositary receipts to each owner of a beneficial interest in depositary shares, except in limited circumstances. Instead, the depositary shares will be in the form of a single global depositary receipt deposited with and held in the name of DTC, or its nominee. The depositary shares will be accepted for clearance by DTC. Beneficial interests in the depositary shares will be shown on, and transfers thereof will be effected only through, the book-entry records maintained by DTC and its direct and indirect participants, including Euroclear and Clearstream.

Owners of beneficial interests in depositary shares will receive all payments relating to their shares in U.S. dollars. If we elect to issue certificates for the depositary shares held through DTC, we will replace the global depositary receipt with depositary receipts in certificated form registered in the names of the beneficial owners. Once depositary receipts in certificated form are issued, the underlying shares of the Series B Preferred Stock may be withdrawn from the depositary arrangement upon surrender of depositary receipts at the corporate trust office of the depositary and upon payment of the taxes, charges, and fees provided for in the deposit agreement. Subject to the deposit agreement, the holders of depositary receipts will receive the appropriate number of shares of Series B Preferred Stock and any money or property represented by the depositary shares.

Only whole shares of the Series B Preferred Stock may be withdrawn. If a holder holds an amount other than a whole multiple of 40 depositary shares, the depositary will deliver, along with the withdrawn shares of the Series B Preferred Stock, a new depositary receipt evidencing the excess number of depositary shares. Holders of withdrawn shares of the Series B Preferred Stock will not be entitled to redeposit those shares or to receive depositary shares.

The laws of some jurisdictions may require that some purchasers of securities take physical delivery of securities in definitive form. These laws may impair the ability to transfer beneficial interests in the depositary shares held through DTC.

DTC has advised us that it is a limited-purpose trust company organized under the New York Banking Law, a “banking organization” within the meaning of the New York Banking Law, a member of the Federal Reserve System, a “clearing corporation” within the meaning of the New York Uniform Commercial Code and a “clearing agency” registered pursuant to the provisions of Section 17A of the Exchange Act. DTC holds securities deposited with it by its participants, and it facilitates the settlement among direct participants of sales and other securities transactions in deposited securities, through electronic computerized book-entry transfers and pledges between direct participants’ accounts. This eliminates the need for physical movement of securities certificates. Direct participants include both U.S. and non-U.S. securities brokers and dealers, banks, trust companies, clearing corporations, and certain other organizations. DTC is a wholly-owned subsidiary of The Depository Trust & Clearing Corporation (“DTCC”). DTCC is the holding company for DTC, National Securities Clearing Corporation and Fixed Income Clearing Corporation, all of which are registered clearing agencies. DTCC is owned by the users of its regulated subsidiaries. Access to DTC’s system is also available to others such as both U.S. and non-U.S. securities brokers and dealers (including agents), banks, trust companies and clearing corporations that clear through or maintain a custodial relationship with a direct participant, either directly or indirectly. The DTC rules applicable to its participants are on file with the SEC.

Purchases of depositary shares under the DTC system must be made by or through direct participants, which will receive a credit for the depositary shares on DTC’s records. The ownership interest of each beneficial owner of depositary shares will be recorded on the direct or indirect participants’ records. Beneficial owners will not receive written confirmation from DTC of their purchase. Beneficial owners are, however, expected to receive written confirmations providing details of the transaction, as well as periodic statements of their holdings, from the direct or indirect participant through which the beneficial owner entered into the transaction. Under a book-entry format, holders may experience some delay in their receipt of payments, as such payments will be forwarded by the depositary to Cede & Co., as nominee for DTC. DTC will forward the payments to its participants, who will then forward them to indirect participants or holders. Beneficial owners of depositary shares other than DTC or its nominees will not be recognized by the registrar and transfer agent as registered holders of the depositary shares entitled to the rights of holders thereof. Beneficial owners that are not participants will be permitted to exercise their rights only indirectly through and according to the procedures of participants and, if applicable, indirect participants.

To facilitate subsequent transfers, all depositary shares deposited by direct participants with DTC are registered in the name of DTC’s partnership nominee, Cede & Co., or such other name as may be requested by an authorized representative of DTC. The deposit of depositary shares with DTC and their registration in the name of Cede & Co. or such other DTC nominee do not affect any change in beneficial ownership. DTC has no knowledge of the actual beneficial owners of the depositary shares; DTC’s records reflect only the identity of the direct participants to whose accounts the depositary shares are credited, which may or may not be the beneficial owners. The direct and indirect participants will remain responsible for keeping account of their holdings on behalf of their customers.

Any notices required to be delivered to you will be given by the depositary to DTC for communication to its participants. Conveyance of notices and other communications by DTC to direct participants, by direct participants to indirect participants, and by direct and indirect participants to beneficial owners will be governed by arrangements among them, subject to any statutory or regulatory requirements as may be in effect from time to time. If the depositary receipts are issued in certificated form, notices to you also will be given by mail to the addresses of the holders as they appear on the security register.

Neither DTC nor Cede & Co. (nor any other DTC nominee) will consent or vote with respect to depositary shares unless authorized by a direct participant in accordance with DTC’s procedures. Under its usual procedures, DTC mails an omnibus proxy to the issuer as soon as possible after the record date. The omnibus proxy assigns Cede & Co.’s consenting or voting rights to those direct participants to whose accounts depositary shares are credited on the record date (identified in a listing attached to the omnibus proxy).

DTC may discontinue providing its services as securities depositary with respect to the depositary shares at any time by giving reasonable notice to the issuer or its agent. Under these circumstances, or (i) if DTC ceases to be registered as a clearing agency under the Exchange Act, in the event that a successor securities depositary is not obtained within 90 days, or (ii) if we elect to issue certificates for the depositary shares as discussed above, we will print and deliver certificates for the depositary shares.

As long as DTC or its nominee is the registered owner of the global depositary receipts representing the depositary shares, DTC or its nominee, as the case may be, will be considered the sole owner and holder of all global depositary receipts and all depositary shares represented by those receipts for all purposes under the instruments governing the rights and obligations of holders of the depositary shares. Except in the limited circumstances referred to above, owners of beneficial interests in the depositary shares:

•	will not be entitled to have such global depositary receipts or the depositary shares represented by those receipts registered in their names;

•	will not receive or be entitled to receive physical delivery of securities certificates in exchange for beneficial interests in the global depositary receipts; and

•

will not be considered to be owners or holders of the global depositary receipts or the depositary shares represented by those receipts for any purpose under the instruments governing the rights and obligations of holders of the depositary shares.

We will make payments, including dividends, if any, on the Series B Preferred Stock represented by global depositary receipts in respect of the depositary shares to the depositary. In turn, the depositary will deliver the dividends to DTC or its nominee, as the case may be, as the registered holder of the depositary shares in accordance with the arrangements then in place between the depositary and DTC. DTC’s practice is to credit direct participants’ accounts upon DTC’s receipt of funds and corresponding detail information from the issuer or its agent, on the payable date in accordance with their respective holdings shown on DTC’s records. Payments by participants to beneficial owners will be governed by standing instructions and customary practices, as is the case with securities held for the accounts of customers in bearer form or registered in “street name,” and will be the responsibility of that participant and not of DTC, the depositary, the issuer or any of their agents, subject to any statutory or regulatory requirements as may be in effect from time to time. Payments to Cede & Co. (or such other nominee as may be requested by an authorized representative of DTC) are the responsibility of the issuer or its agent, disbursement of such payments to direct participants will be the responsibility of DTC, and disbursement of such payments to the beneficial owners will be the responsibility of direct and indirect participants.

As long as the depositary shares are represented by global depositary receipts, we will make all dividend payments in immediately available funds. In the event depositary receipts are issued in certificated form, dividends generally will be paid by check mailed to the holders of the depositary receipts on the applicable record date at the address appearing on the security register.

Ownership of beneficial interests in the depositary shares will be limited to participants or persons that may hold beneficial interests through institutions that have accounts with DTC or its nominee. Ownership of beneficial interests in the depositary shares will be shown only on, and the transfer of those ownership interests will be effected only through, records maintained by DTC or its nominee, with respect to participants’ interests, or any participant, with respect to interests of persons held by the participant on their behalf. Payments, transfers, deliveries, exchanges, and other matters relating to beneficial interests in the depositary shares may be subject to various policies and procedures adopted by DTC from time to time. Neither we nor any agent for us will have any responsibility or liability for any aspect of DTC’s or any direct or indirect participant’s records relating to, or for payments made on account of, beneficial interests in the depositary shares, or for maintaining, supervising or reviewing any of DTC’s records or any direct or indirect participant’s records relating to these beneficial ownership interests.

Although DTC has agreed to the foregoing procedures in order to facilitate transfer of interests in the depositary shares among participants, DTC is under no obligation to perform or continue to perform these procedures, and these procedures may be discontinued at any time. We will not have any responsibility for the performance by DTC or its direct or indirect participants under the rules and procedures governing DTC.

Because DTC can act only on behalf of direct participants, who in turn act only on behalf of direct or indirect participants, and certain banks, trust companies and other persons approved by it, the ability of a beneficial owner of depositary shares to pledge the depositary shares to persons or entities that do not participate in the DTC system may be limited due to the unavailability of physical certificates for the depositary shares.

DTC has advised us that it will take any action permitted to be taken by a registered holder of depositary shares only at the direction of one or more participants to whose accounts with DTC the depositary shares are credited.

The information in this section concerning DTC and its book-entry system has been obtained from sources that we believe to be accurate, but we assume no responsibility for the accuracy thereof.

Clearstream and Euroclear will hold interests on behalf of their participants through customers’ securities accounts in Clearstream’s and Euroclear’s names on the books of their respective depositaries (the “U.S. Depositaries”), which in turn will hold interests in customers’ securities accounts in the depositaries’ names on the books of DTC.

Distributions with respect to the depositary shares held beneficially through Clearstream or Euroclear will be credited to cash accounts of their participants in accordance with Clearstream’s or Euroclear’s rules and procedures, to the extent received by the applicable U.S. Depositary.

Cross-market transfers between DTC’s participating organizations, on the one hand, and Euroclear or Clearstream participants, on the other hand, will be effected through DTC in accordance with DTC’s rules on behalf of Euroclear or Clearstream, as the case may be, by its U.S. Depositary; however, such cross-market transactions will require delivery of instructions to Euroclear or Clearstream, as the case may be, by the counterparty in such system in accordance with the rules and procedures and within the established deadlines (European time) of such system. Euroclear or Clearstream, as the case may be, will, if the transaction meets its settlement requirements, deliver instructions to its U.S. Depositary to take action to effect final settlement on its behalf by delivering or receiving interests in the depositary shares in DTC, and making or receiving payment in accordance with normal procedures for same-day fund settlement applicable to DTC. Euroclear and Clearstream participants may not deliver instructions directly to their respective U.S. Depositaries.

Due to time zone differences, the securities accounts of a Euroclear or Clearstream participant purchasing an interest in the depositary shares from a DTC participant in DTC will be credited, and any such crediting will be reported to the relevant Euroclear or Clearstream participant, during the securities settlement processing day (which must be a business day for Euroclear or Clearstream) immediately following the settlement date of DTC. Cash received in Euroclear or Clearstream as a result of sales of interests in depositary shares by or through a Euroclear or Clearstream participant to a DTC participant will be received with value on the settlement date of DTC but will be available in the relevant Euroclear or Clearstream cash account only as of the business day for Euroclear or Clearstream following DTC’s settlement date.

The information in this section concerning Euroclear and Clearstream and their book-entry systems has been obtained from sources that we believe to be reliable, but we take no responsibility for the accuracy of that information.

None of us, any of the underwriters or the depositary will have any responsibility for the performance by Euroclear or Clearstream or their respective participants of their respective obligations under the rules and procedures governing their operations.

Although DTC, Clearstream and Euroclear have agreed to the foregoing procedures in order to facilitate transfers of securities among participants of DTC, Clearstream and Euroclear, they are under no obligation to perform or continue to perform such procedures and they may discontinue the procedures at any time.

MATERIAL U.S. FEDERAL INCOME TAX CONSEQUENCES

The following is a summary of material U.S. federal income tax consequences to U.S. holders and non-U.S. holders, both as defined below, of the ownership and disposition of the depositary shares as of the date of this report, but it does not purport to be a comprehensive description of all of the tax considerations that may be relevant to a particular person’s decision to acquire depository shares. The following summary is based upon current provisions of the Internal Revenue Code of 1986, as amended (the “Code”), the applicable U.S. Treasury regulations promulgated and proposed thereunder, judicial decisions and current administrative rulings and guidance, all as of the date of this report and all of which are subject to change and differing interpretations, possibly with retroactive effect. The U.S. Internal Revenue Service (“IRS”) may challenge the tax consequences described herein and a court may uphold such challenge. We have not requested, nor will we request, a ruling from the IRS or an opinion of counsel with respect to the U.S. federal income tax consequences of the ownership or disposition of the depositary shares.

U.S. federal estate and gift, state, local and foreign tax consequences or any consequences resulting from the Medicare tax on investment income are not addressed in this summary, nor does this summary discuss tax consequences applicable to special classes of investors including, but not limited to, tax-exempt organizations, individual retirement or tax-deferred accounts, insurance companies, banks, thrifts or other financial institutions, partnerships, subchapter S corporations or other pass-through entities, dealers, brokers or traders in securities or currencies, regulated investment companies, real estate investment trusts, persons having a functional currency other than the U.S. dollar, U.S. expatriates, controlled foreign corporations, passive foreign investment companies, corporations that accumulate earnings to avoid U.S. federal income tax, persons liable for the alternative minimum tax, dealers, brokers or traders in securities that elect to use a mark-to-market method of accounting, persons required for U.S. federal income tax purposes to conform the timing of income accruals to their financial statements under Section 451 of the Code, persons receiving depositary shares pursuant to the exercise of employee stock options or otherwise as compensation and persons that will hold the depositary shares as a position in a hedging transaction, straddle, conversion transaction or other risk reduction transaction for U.S. federal income tax purposes. Tax consequences may vary depending upon the particular status of an investor. The summary is limited to taxpayers who hold the depositary shares as “capital assets” within the meaning of the Code (generally, held for investment) and who purchase the depositary shares in the initial offering at the initial issue price. This summary does not address any investors who hold Series A Preferred Stock (and the related depositary shares) or 2030 Notes that may be redeemed.

As used herein, the term “U.S. holder” means a beneficial owner of depositary shares that is for U.S. federal income tax purposes:

•	an individual citizen or resident of the United States;

•

a corporation (or other entity taxable as a corporation for U.S. federal income tax purposes) that is created or organized in or under the laws of the United States, any state thereof or the District of Columbia;

•	an estate, the income of which is subject to U.S. federal income taxation regardless of its source; or

•

a trust, if (i) a court within the United States is able to exercise primary supervision over its administration and one or more U.S. persons have authority to control all of its substantial decisions, or (ii) the trust has a valid election in effect under applicable U.S. Treasury regulations to be treated as a U.S. person.

As used herein, the term “non-U.S. holder” means a beneficial owner of depositary shares that is neither a U.S. holder nor a partnership or an entity or arrangement treated as a partnership for U.S. federal income tax purposes.

Beneficial owners of depositary shares will be treated as owning the underlying Series B Preferred Stock for U.S. federal income tax purposes. Accordingly, no gain or loss will be recognized if a U.S. Holder exchanges the depositary shares for the underlying shares of Series B Preferred Stock.

If a partnership (including an entity or arrangement treated as a partnership for U.S. federal income tax purposes) is a beneficial owner of depositary shares, the tax treatment of a partner in the partnership will generally depend upon the status of the partner and the activities of the partnership. A beneficial owner that is a partnership and partners in such a partnership should consult their tax advisors about the U.S. federal income tax consequences of the ownership and disposition of the depositary shares.

This summary is for general information only and is not, and should not be interpreted to be, tax advice to any prospective holder of the depositary shares. Each potential investor should consult with his, her or its own tax advisor as to the U.S. federal, state, local, foreign and any other tax consequences of the ownership and disposition of the depositary shares in their particular circumstances.

U.S. Holders

Distributions. Distributions with respect to the depositary shares will be taxable as dividend income when paid to the extent of our current or accumulated earnings and profits as determined for U.S. federal income tax purposes. Such income will be includable in a U.S. holder’s gross income on the date of receipt by the Depositary. To the extent that the amount of a distribution with respect to the depositary shares exceeds our current and accumulated earnings and profits, such distribution will be treated first as a tax-free return of capital to the extent of the U.S. holder’s adjusted tax basis in such depositary shares (reducing the holder’s basis in such depositary shares), and thereafter as capital gain from the sale or exchange of the depositary shares.

Distributions constituting dividend income received by a non-corporate U.S. holder in respect of the depositary shares will generally be treated as “qualified dividend income” that is taxable at the preferential rates applicable to long-term capital gains, provided that certain holding period requirements are met and certain other conditions are satisfied. Distributions on the depositary shares constituting dividend income paid to holders that are U.S. corporations (or other U.S. entities taxable as corporations for U.S. federal income tax purposes) will generally qualify for the dividends-received deduction, provided that certain holding period requirements are met and certain other conditions are satisfied.

Dividends that exceed thresholds in relation to a U.S. holder’s tax basis in the depositary shares could be characterized as an “extraordinary dividend” under the Code. A corporate U.S. holder will be required to reduce its tax basis (but not below zero) in the depositary shares by the nontaxed portion of any “extraordinary dividend” if the stock was not held for more than two years before the earliest of the date such dividend is declared, announced, or agreed. Generally, the nontaxed portion of an extraordinary dividend is the amount excluded from income by operation of the dividends-received deduction. Any part of the nontaxed portion of an extraordinary dividend that is not applied to reduce the corporate U.S. holder’s tax basis as a result of the limitation on reducing its basis below zero would be treated as capital gain and would be recognized in the taxable year in which the extraordinary dividend is received.

A U.S. holder should consult its own tax advisor regarding the availability of the reduced dividend tax rate and the dividends-received deduction in the light of its particular circumstances.

Sale or Exchange of the Depositary Shares (Including Redemptions that Qualify for Exchange Treatment). A U.S. holder will generally recognize capital gain or loss on a sale or exchange of the depositary shares equal to the difference between the amount realized upon the sale or exchange and such U.S. holder’s adjusted tax basis in the shares sold or exchanged. Such capital gain or loss will be long-term capital gain or loss if the U.S. holder’s holding period for the shares sold or exchanged is more than one year. Long-term capital gains of non-corporate taxpayers are generally taxed at preferential rates. The deductibility of net capital losses is subject to limitations.

Redemption of the Depositary Shares. The tax treatment of any redemption by us of our depositary shares from a U.S. holder depends on the particular facts as to such U.S. holder at the time of redemption.

In general, a U.S. holder of our depositary shares will be subject to tax as described under the caption “U.S. Holders — Sale or Exchange of Depositary Shares (Including Redemptions that Qualify for Exchange Treatment)” above if such redemption (i) results in a “complete termination” of the U.S. holder’s interest in all classes of our shares under Section 302(b)(3) of the Code, (ii) is a “substantially disproportionate” redemption with respect to such U.S. holder under Section 302(b)(2) of the Code, or (iii) is “not essentially equivalent to a dividend” with respect to the U.S. holder of the depositary shares under Section 302(b)(1) of the Code. In applying these tests, there must be taken into account not only the depositary shares being redeemed, but also such U.S. holder’s ownership of other classes and series of our capital stock and any options (including stock purchase rights) to acquire any of the foregoing. The U.S. holder of our depositary shares also must take into account any such securities (including options) which are considered to be owned by such U.S. holder under constructive ownership rules in Sections 302(c) and 318 of the Code.

If the redemption does not meet any of the tests under Section 302 of the Code for sale or exchange treatment, then the redemption proceeds received by a U.S. holder will be treated as a distribution on our shares and will be taxable as described under the caption “U.S. Holders — Distributions” above. U.S. holders should consult with their own tax advisors regarding the application of these rules to each holder’s particular situation.

Information Reporting and Backup Withholding on U.S. holders. Certain U.S. holders may be subject to backup withholding with respect to payments of dividends on the depositary shares and certain payments of proceeds on the sale or redemption of the depositary shares, unless such U.S. holders provide proof of an applicable exemption or a correct taxpayer identification number and otherwise comply with applicable requirements of the backup withholding rules.

Backup withholding is not an additional tax. Any amount withheld under the backup withholding rules from a payment to a U.S. holder is allowable as a credit against such holder’s U.S. federal income tax, which may entitle the U.S. holder to a refund, provided that the U.S. holder provides the required information to the IRS in a timely manner. Moreover, certain penalties may be imposed by the IRS on a U.S. holder who is required to furnish information but does not do so in the proper manner.

Information returns will generally be filed with the IRS in connection with the payment of dividends on the depositary shares to U.S. holders and certain payments to U.S. holders on the sale or redemption of the depositary shares, unless the U.S. holder is an exempt recipient.

Non-U.S. Holders

The discussion in this section addresses non-U.S. holders of the depositary shares. As described above, a non-U.S. holder is a beneficial owner of depositary shares other than a U.S. holder or a partnership (or an entity or arrangement treated as a partnership for U.S. federal income tax purposes).

Distributions. Generally, distributions constituting dividends paid to a non-U.S. holder with respect to the depositary shares will be subject to U.S. federal withholding tax at a 30% rate, or such lower rate as may be specified by an applicable income tax treaty provided that the non-U.S. holder timely furnishes a properly completed IRS Form W-8 (or suitable successor or substitute form) certifying that such holder is eligible for such treaty benefits. However, dividends that are effectively connected with a non-U.S. holder’s conduct of a trade or business in the United States (and, if required by an applicable tax treaty, are attributable to a U.S. permanent establishment or fixed base maintained by the non-U.S. holder within the United States), will generally not be subject to the withholding tax, but instead are subject to U.S. federal income tax on a net income basis at the applicable graduated individual or corporate rates. Certain certification and disclosure requirements (i.e., delivering a properly executed IRS Form W-8ECI) must be met in order for effectively connected income to be exempt from withholding. Any such effectively connected dividends received by a foreign corporation may, under certain circumstances, be subject to an additional branch profits tax at a 30% rate or such lower rate as may be specified by an applicable tax treaty.

A non-U.S. holder eligible for a reduced rate of U.S. withholding tax pursuant to an applicable income tax treaty may obtain a refund of any excess amounts withheld by filing an appropriate claim for refund with the IRS.

Prospective investors should consult their own tax advisors regarding the certification requirements for non-U.S. holders.

Sale or Exchange of the Depositary Shares (Including Redemptions that Qualify for Exchange Treatment). A non-U.S. holder generally will not be subject to U.S. federal income or withholding tax on capital gain realized on the sale or exchange of the depositary shares so long as:

•

the gain is not effectively connected with the conduct of a U.S. trade or business of the non-U.S. holder (or, if required by an applicable tax treaty, the gain is not attributable to a U.S. permanent establishment or fixed base maintained by such non-U.S. holder within the United States);

•

in the case of a nonresident alien individual, such non-U.S. holder is not present in the United States for 183 or more days in the taxable year of the sale or exchange (and certain other conditions are met); and

•

the depositary shares do not constitute interests in a “United States real property holding corporation” (a “USRPHC”) for U.S. federal income tax purposes at any time within the shorter of the five-year period preceding the sale or exchange or the period that the non-U.S. holder held the depositary shares. We do not believe that we currently are a USRPHC or that we will become one in the near future.

If such gain is effectively connected with the conduct of a U.S. trade or business of a non-U.S. holder (and, if required by an applicable tax treaty, is attributable to a U.S. permanent establishment or fixed base maintained by the non-U.S. holder within the United States), the non-U.S. holder generally will be subject to U.S. federal income tax on the net gain derived from the sale or exchange at the applicable graduated individual or corporate rates and, in the case of a non-U.S. holder that is a corporation, may be subject to an additional branch profits tax at a 30% rate or such lower rate as may be specified by an applicable income tax treaty. If the non-U.S. holder is a nonresident alien individual, is present in the United States for 183 or more days in the taxable year of the sale or exchange, and certain other conditions are met, the non-U.S. holder will be subject to a flat 30% tax (or such lower rate as specified by an applicable tax treaty) on the gain derived from the sale or exchange, which may be offset by U.S.-source capital losses for the taxable year, provided that the non-U.S. holder timely files U.S. federal income tax returns with respect to such losses.

Redemption of the Depositary Shares. The tax treatment of any redemption by us of our depositary shares from a non-U.S. holder depends on the particular facts as to such non-U.S. holder at the time of redemption.

In general, a non-U.S. holder of our depositary shares will be subject to tax as described under the caption “Non-U.S. Holders — Sale or Exchange of the Depositary Shares (Including Redemptions that Qualify for Exchange Treatment)” above if such redemption (i) results in a “complete termination” of the non-U.S. holder’s interest in all classes of our shares under Section 302(b)(3) of the Code, (ii) is a “substantially disproportionate” redemption with respect to such non-U.S. holder under Section 302(b)(2) of the Code, or (iii) is “not essentially equivalent to a dividend” with respect to the non-U.S. holder of the depositary shares under Section 302(b)(1) of the Code. In applying these tests, there must be taken into account not only the depositary shares being redeemed, but also such non-U.S. holder’s ownership of other classes and series of our capital stock and any options (including stock purchase rights) to acquire any of the foregoing. The non-U.S. holder of our depositary shares also must take into account any such securities (including options) which are considered to be owned by such non-U.S. holder under constructive ownership rules in Sections 302(c) and 318 of the Code.

If the redemption does not meet any of the tests for exchange treatment under Section 302 of the Code, then the redemption proceeds received by a holder will be treated as a distribution on our shares and will be taxable as described under the caption “Non-U.S. Holders — Distributions” above. Because the application of the rules discussed above depend on a non-U.S. holder’s particular circumstances, and because whether a distribution constitutes a dividend depends on our then-current and accumulated earnings and profits, a withholding agent may not be able to determine the amount subject to such withholding with respect to a non-U.S. holder. Accordingly, withholding agents may withhold tax at a rate of 30% (or such lower rate as may be specified by an applicable income tax treaty) on the entire amount of the cash consideration payable to such non-U.S. holder pursuant to a redemption, unless (1) the withholding agent has established special procedures allowing non-U.S. holders to certify that they are exempt from such withholding tax, and (2) such non-U.S. holder is able to certify that it meets the requirements of such exemption (e.g., because such non-U.S. holder is not treated as receiving a distribution of a dividend under the tests described above). However, there can be no assurance that such withholding agent will establish such special certification procedures. Non-U.S. holders are urged to consult with their own tax advisors regarding the application of these rules to each holder’s particular situation.

Information Reporting and Backup Withholding on non-U.S. holders. Payment of dividends and the tax withheld with respect thereto are subject to information reporting requirements to the IRS and non-U.S. holders. These information reporting requirements apply regardless of whether withholding was reduced or eliminated by an applicable income tax treaty, or withholding was not required because the dividends were effectively connected with a trade or business in the United States conducted by the non-U.S. holder. Copies of the information returns reporting such dividends and withholding may also be made available by the IRS under the provisions of an applicable income tax treaty or agreement to the tax authorities in the country in which the non-U.S. holder resides. U.S. backup withholding will generally apply to the payment of dividends to non-U.S. holders unless such non-U.S. holders timely furnish to the payor the appropriate IRS Form W-8 (or suitable successor or substitute form) certifying their non-U.S. status or otherwise establishing an exemption.

Payment by a U.S. office of a broker of the proceeds of a sale or exchange of the depositary shares is subject to both backup withholding and information reporting unless the non-U.S. holder, or beneficial owner thereof, as applicable, certifies that it is a non-U.S. holder on the appropriate IRS Form W-8 (or suitable successor or substitute form) or otherwise establishes an exemption. Subject to certain limited exceptions, backup withholding and information reporting generally will not apply to a payment of proceeds from the sale of the depositary shares if such sale is effected through a foreign office of a broker. Backup withholding is not an additional tax. Any amounts withheld from a payment to a non-U.S. holder under the backup withholding rules will be allowed as a credit against that holder’s U.S. federal income tax liability and may entitle the holder to a refund, provided that the holder timely furnishes the required information to the IRS.

Foreign Account Tax Compliance Act (“FATCA”)

Sections 1471 through 1474 of the Code (commonly referred to as “FATCA”) generally imposes a 30% withholding tax on certain payments, including dividends on depositary shares, (i) to certain foreign financial institutions (including investment funds), and (ii) to non-financial foreign entities if certain information reporting, certification and due diligence requirements (generally related to direct and indirect U.S. stockholders and/or U.S. accountholders) are not satisfied, unless an exception applies. These requirements may be modified by an intergovernmental agreement between the United States and a foreign jurisdiction. Under proposed U.S. Treasury regulations, on which taxpayers may rely pending finalization, FATCA withholding will not be imposed on gross proceeds from the sale or other disposition of the depositary shares. Prospective investors are urged to consult their own tax advisors regarding FATCA and the application of these requirements to their investment in the depositary shares.

CERTAIN ERISA CONSIDERATIONS

The Employee Retirement Income Security Act of 1974, as amended (“ERISA”), and Section 4975 of the Code, impose certain requirements on (a) employee benefit plans subject to Part 4 of Subtitle B of Title I of ERISA; (b) individual retirement accounts or other plans or arrangements subject to Section 4975 of the Code; (c) entities (including certain insurance company general accounts) whose underlying assets include “plan assets” (as defined in U.S. Department of Labor Regulation 29 C.F.R. Section 2510.3-101, as modified by Section 3(42) of ERISA (the “Plan Asset Regulations”)) by reason of any such plan’s or arrangement’s investment therein (collectively, the foregoing referred to as “Plans”); and (d) persons who are fiduciaries with respect to such Plans. In addition, certain governmental, not-for-profit, church and non-U.S. plans (“Non-ERISA Arrangements”) are not subject to ERISA or Section 4975 of the Code but may be subject to other laws that are substantially similar to ERISA and Section 4975 of the Code (each, a “Similar Law”).

Certain provisions of ERISA and the Code prohibit Plans from engaging in certain transactions with parties that are “parties in interest” under Section 406 of ERISA or “disqualified persons” under Section 4975 of the Code with respect to the Plan. A violation of these “prohibited transaction” rules may result in civil penalties or other liabilities under ERISA, loss of tax-exempt status and/or an excise tax under Section 4975 of the Code for those persons, unless exemptive relief is available under an applicable statutory, regulatory or administrative exemption. Non-ERISA Arrangements subject to Similar Laws may be subject to similar restrictions. None of the Company, the underwriters, or any of our or their affiliates is undertaking to provide investment advice or to give advice in a fiduciary capacity with respect to any decision to invest in the depository shares. Any employee benefit plan or other entity, to which such provisions of ERISA, the Code or Similar Laws apply, proposing to acquire depositary shares should consult with its legal counsel.

A fiduciary of a Plan should consider the fiduciary standards of ERISA and the prohibited transaction restrictions of ERISA and the Code, as applicable, in the context of the Plan’s particular circumstances before authorizing an investment in the depositary shares. Among other factors, the fiduciary should consider whether such an investment is in accordance with the documents governing such a Plan and whether the investment is appropriate for the Plan in view of its overall investment policy and diversification of its portfolio. Each investor and holder of these depositary shares has the exclusive responsibility for ensuring that its purchase, holding and disposition of the depositary shares do not violate the applicable fiduciary or prohibited transaction rules of ERISA, the Code or any Similar Laws. The sale of any of the depositary shares to any Plan or a Non-ERISA Arrangement subject to Similar Laws is in no respect a representation by us, any of the underwriters or any of our or their affiliates or representatives that such an investment is appropriate for, or meets all relevant legal requirements with respect to, investments by Plans generally or any particular Plan or Non-ERISA Arrangement subject to Similar Laws.

Without limiting the foregoing, we have subsidiaries that provide services to many Plans and we may therefore be considered a “party in interest” and a “disqualified person” to a large number of Plans. A purchase of the depository shares by or on behalf of any such Plan could result in a prohibited transaction between the Plan and Wesbanco unless exemptive relief is available under an applicable exemption. In this regard, the United States Department of Labor has issued prohibited transaction class exemptions (“PTCEs”) that may provide exemptive relief for direct or indirect prohibited transactions resulting from the purchase, holding or disposition of depository shares. Those PTCEs include, without limitation:

•	PTCE 96-23 for certain transaction determined by in-house asset managers;

•	PTCE 95-60 for certain transactions involving insurance company general accounts;

•	PTCE 91-38 for certain transactions involving bank collective investment funds;

•	PTCE 90-1 for certain transactions involving insurance company pooled separate accounts; and

•	PTCE 84-14 for certain transactions determined by independent qualified professional asset managers.

In addition, ERISA Section 408(b)(17) and Code Section 4975(d)(20) provide a limited exemption for certain arm’s-length transactions with a person that is a party in interest (or disqualified person) solely by reason of providing services to plans or being an affiliate of such a service provider. No assurance can be, or is, made that all of the conditions of any such exemptions or any other statutory or class exemptions will be available or satisfied with respect to transactions involving the depository shares.

A fiduciary of a Plan should consider the application of the rules and exemptions referred to above to the potential redemption of the depositary shares by Wesbanco, in addition to the purchase, holding and disposition of the depository shares or the exercising of any rights related thereto by the Plan. The individual making the decision on behalf of a Plan or Non-ERISA Arrangement subject to Similar Laws (including the individual making the decision on behalf of any subsequent transferee that is a Plan or Non-ERISA Arrangement subject to Similar Laws) shall be deemed, on behalf of the individual and the Plan or Non-ERISA Arrangement subject to Similar Laws, by purchasing. holding or the disposition of the depositary shares, or exercising any rights related thereto, to represent and warrant to Wesbanco that (i) none of the purchase, holding or disposition of the depositary shares or the exercise of any rights related to the depositary shares will result in a non-exempt prohibited transaction under ERISA or the Code (or, with respect to a Non-ERISA Arrangement, any similar violation under any applicable Similar Laws or regulation); and (ii) none of the purchase, holding or disposition of the depository shares or the exercise of any rights related to the depository shares will be a breach of fiduciary duty or applicable law nor be considered an impermissible or imprudent investment. Any other investor in the depository shares will be deemed to have represented and warranted to Wesbanco that it is not a Plan subject to Title I of ERISA or Section 4975 of the Code or a Non-ERISA Arrangement subject to Similar Laws, and it is not purchasing such shares on behalf of, or with “plan assets” of, any such Plan or Non-ERISA Arrangement. In addition, each investor that is a Plan or a Non-ERISA Arrangement subject to Similar Laws will be deemed to represent and warrant that neither we nor the underwriters are or will be a fiduciary with respect to the investor’s decision regarding its investment in the depositary shares or disposition thereof or the exercise of any rights related thereto.

The foregoing is merely a summary and should not be construed as legal advice or as complete in all relevant respects.

UNDERWRITING

We have entered into an underwriting agreement dated as of the date of this prospectus supplement with the underwriters named below. In the underwriting agreement, we agreed to sell to each of the underwriters, and each of the underwriters agreed to purchase from us, the number of depositary shares, each representing a 1/40th interest in a share of the Series B Preferred Stock, shown opposite its name below, at the public offering price, less the underwriting discount, both on the cover page of this prospectus supplement. Keefe, Bruyette & Woods, Inc., RBC Capital Markets LLC, and Raymond James & Associates, Inc. are acting as representatives of the underwriters.

Underwriter	Principal Amount of Depositary Shares
Keefe, Bruyette & Woods, Inc.	$86,250,000
RBC Capital Markets LLC	$86,250,000
Raymond James & Associates, Inc	$46,000,000
D.A. Davidson & Co	$11,500,000

Total	$230,000,000

Subject to the terms and conditions set forth in the underwriting agreement, the underwriters have agreed, severally and not jointly, to purchase all of the depositary shares sold under the underwriting agreement if any of these depositary shares are purchased. If an underwriter defaults, the underwriting agreement provides that the purchase commitments of the nondefaulting underwriters may be increased or the underwriting agreement may be terminated.

We have agreed to indemnify the underwriters and their controlling persons against certain liabilities, including liabilities under the Securities Act of 1933, as amended, or the Securities Act, or to contribute to payments the underwriters may be required to make in respect of those liabilities.

The underwriters are offering the depositary shares, subject to prior sale, when, as and if issued to and accepted by them, subject to approval of legal matters by their counsel and other conditions contained in the underwriting agreement, such as the receipt by the underwriters of officers’ certificates and legal opinions. The underwriters reserve the right to withdraw, cancel or modify offers to the public and to reject orders in whole or in part.

Commissions and Discounts

The underwriters propose to offer some of the depositary shares directly to the public at the public offering price set forth on the cover page of this prospectus supplement and may offer some of the depositary shares to dealers at the public offering price less a concession not in excess of $0.30 per depositary share sold to institutional investors and $0.50 per depository share sold to retail investors. Any such dealers may resell depositary shares to certain other brokers or dealers at a discount of up to $0.45 per depositary share sold to retail investors from the initial public offering price. After the initial offering of the depositary shares to the public, the representatives may change the public offering price, concession and discount.

The following table shows the public offering price, underwriting discount and proceeds before expenses to us.

	Per Depositary Share	Total
Public offering price(1)	$25.00	$230,000,000
Underwriting discount(2)	$0.5343	$4,915,675
Proceeds, before expenses, to us	$24.4657	$225,084,325

(1)	Plus accrued dividends, if any, from to the original issuance date.
(2)

Reflects 8,102,000 depository shares sold to institutional investors, for which the underwriters received an underwriting discount of $0.5000 per depository share, and 1,098,000 depository shares sold to retail investors, for which the underwriters received an underwriting discount of $0.7875 per depository share.

The expenses of the offering, not including the underwriting discount, are estimated at $1,100,000 and are payable by us.

Nasdaq Global Select Market Listing

Prior to this offering, there has been no public market for the depositary shares. We do not expect that there will be any separate public trading market for the shares of the Series B Preferred Stock except as represented by the depositary shares. We intend to apply to list the depositary shares on the Nasdaq Global Select Market under the symbol “WSBCPB.” If the application is approved, we expect trading of the depositary shares on the Nasdaq Global Select Market to begin within 30 days after the initial delivery of the depositary shares.

Clear-Market

We have agreed that, from the date of the underwriting agreement and for a period of 30 days after the date of this prospectus supplement, we will not, without the prior written consent of the representatives, directly or indirectly, issue, offer, sell, offer to sell, or grant any option to sell, pledge, transfer or otherwise dispose of any preferred securities, any preferred stock or any other securities, including any backup undertaking of such preferred stock or other securities, in each case that are substantially similar to the Series B Preferred Stock, or any securities exchangeable for or convertible into the preferred stock or such substantially similar securities.

Price Stabilization, Short Positions

In connection with the offering, the underwriters may purchase and sell the depositary shares or shares of our common stock in the open market. These transactions may include short sales, purchases on the open market to cover positions created by short sales and stabilizing transactions. Short sales involve the sale by the underwriters of a greater principal amount of depositary shares than they are required to purchase in the offering. The underwriters must close out any short position by purchasing depositary shares in the open market. A short position is more likely to be created if the underwriters are concerned that there may be downward pressure on the price of the depositary shares in the open market after pricing that could adversely affect investors who purchase in the offering. Stabilizing transactions consist of various bids for or purchases of depositary shares or shares of our common stock made by the underwriters in the open market to peg, fix or maintain the price of the depositary shares or our common stock prior to the completion of the offering.

Similar to other purchase transactions, the underwriters’ purchases to cover the syndicate short sales may have the effect of raising or maintaining the market price of the depositary shares or preventing or retarding a decline in the market price of the depositary shares. As a result, the price of the depositary shares may be higher than the price that might otherwise exist in the open market.

Neither we nor any of the underwriters make any representation or prediction as to the direction or magnitude of any effect that the transactions described above may have on the price of the depositary shares or our common stock. In addition, neither we nor any of the underwriters make any representation that the representatives will engage in these transactions or that these transactions, once commenced, will not be discontinued without notice.

Delayed Settlement

It is expected that the delivery of the securities will be made on or about the closing date specified on the cover page of this prospectus supplement, which will be the fifth business day following the date of the pricing of the securities (this settlement cycle being referred to as “T+5”). Under Rule 15c6-1 under the Exchange Act, trades in the secondary market generally are required to settle in one business day, unless the parties to such trade expressly agree otherwise. Accordingly, purchasers who wish to trade the securities more than one business day prior to the settlement date will be required, by virtue of the fact that the securities initially will settle in T+5, to specify alternate settlement arrangements at the time of any such trade to prevent a failed settlement and should consult their own advisor.

Other Relationships

Some of the underwriters and their affiliates have engaged in, and may in the future engage in, investment banking and other commercial dealings in the ordinary course of business with us or our affiliates. They have received, or may in the future receive, customary fees and commissions for these transactions.

In addition, in the ordinary course of their business activities, the underwriters and their affiliates may make or hold a broad array of investments and actively trade debt and equity securities (or related derivative securities) and financial instruments (including bank loans) for their own account and for the accounts of their customers. Such investments and securities activities may involve securities and/or instruments of ours or our affiliates. Certain of the underwriters or their affiliates that have a lending relationship with us routinely hedge their credit exposure to us consistent with their customary risk management policies. Typically, such underwriters and their affiliates would hedge such exposure by entering into transactions which consist of either the purchase of credit default swaps or the creation of short positions in our securities, including potentially the depositary shares offered hereby. Any such short positions could adversely affect future trading prices of the depositary shares offered hereby. The underwriters and their affiliates may also make investment recommendations and/or publish or express independent research views in respect of such securities or financial instruments and may hold, or recommend to clients that they acquire, long and/or short positions in such securities and instruments.

Notice to Prospective Investors in Canada

The depositary shares may be sold only to purchasers purchasing, or deemed to be purchasing, as principal that are accredited investors, as defined in National Instrument 45-106 Prospectus Exemptions or subsection 73.3(1) of the Securities Act (Ontario), and are permitted clients, as defined in National Instrument 31-103 Registration Requirements, Exemptions and Ongoing Registrant Obligations. Any resale of the depositary shares must be made in accordance with an exemption from, or in a transaction not subject to, the prospectus requirements of applicable securities laws.

Securities legislation in certain provinces or territories of Canada may provide a purchaser with remedies for rescission or damages if this prospectus supplement (including any amendment thereto) contains a misrepresentation, provided that the remedies for rescission or damages are exercised by the purchaser within the time limit prescribed by the securities legislation of the purchaser’s province or territory. The purchaser should refer to any applicable provisions of the securities legislation of the purchaser’s province or territory for particulars of these rights or consult with a legal advisor.

Pursuant to section 3A.3 of National Instrument 33-105 Underwriting Conflicts (“NI 33-105”), the underwriters are not required to comply with the disclosure requirements of NI 33-105 regarding underwriter conflicts of interest in connection with this offering.

Notice to Prospective Investors in the EEA and UK

Each underwriter has represented and agreed that it has not offered, sold or otherwise made available and will not offer, sell or otherwise make available any depositary shares to any retail investor in the European Economic Area (“EEA”) or in the United Kingdom (“UK”). For the purposes of this provision:

(a)	The expression “retail investor” means a person who is one (or more) of the following:

(i)	a retail client as defined in point (11) of Article 4(1) of Directive 2014/65/EU (as amended, “MiFID II”); or

(ii)

a customer within the meaning of Directive (EU) 2016/97 (as amended, the “Insurance Distribution Directive”), where that customer would not qualify as a professional client as defined in point (1) of Article 4(1) of MiFID II; or

(iii)	not a qualified investor as defined in Regulation (EU) 2017/1129 (as amended, the “Prospectus Regulation”); and

(b)

the expression “offer” includes the communication in any form and by any means of sufficient information on the terms of the offer and the depositary shares to be offered so as to enable an investor to decide to purchase or subscribe for the depositary shares.

Notice to Prospective Investors in the United Kingdom

Each underwriter has, severally and not jointly, represented and agreed that:

(a)

it has only communicated or caused to be communicated and will only communicate or cause to be communicated an invitation or inducement to engage in investment activity (within the meaning of Section 21 of the Financial Services and Markets Act 2000 (“FSMA”)) received by it in connection with the issue or sale of the depositary shares in circumstances in which Section 21(1) of the FSMA does not apply to us; and

(b)	it has complied and will comply with all applicable provisions of the FSMA with respect to anything done by it in relation to the depositary shares in, from or otherwise involving the UK.

Notice to Prospective Investors in Hong Kong

The depositary shares may not be offered or sold by means of any document other than (1) in circumstances which do not constitute an offer to the public within the meaning of the Companies Ordinance (Cap.32, Laws of Hong Kong), or (2) to “professional investors” within the meaning of the Securities and Futures Ordinance (Cap.571, Laws of Hong Kong) and any rules made thereunder, or (3) in other circumstances which do not result in the document being a “prospectus” within the meaning of the Companies Ordinance (Cap.32, Laws of Hong Kong), and no advertisement, invitation or document relating to the depositary shares may be issued or may be in the possession of any person for the purpose of issue (in each case whether in Hong Kong or elsewhere), which is directed at, or the contents of which are likely to be accessed or read by, the public in Hong Kong (except if permitted to do so under the laws of Hong Kong) other than with respect to depositary shares which are or are intended to be disposed of only to persons outside Hong Kong or only to “professional investors” within the meaning of the Securities and Futures Ordinance (Cap.571, Laws of Hong Kong) and any rules made thereunder.

The contents of this document have not been reviewed by any regulatory authority in Hong Kong. You are advised to exercise caution in relation to the offering. If you are in any doubt about any of the contents of this document, you should obtain independent professional advice.

Notice to Prospective Investors in Japan

The depositary shares have not been and will not be registered under the Financial Instruments and Exchange Law of Japan (the “Financial Instruments and Exchange Law”) and each underwriter has agreed that it will not offer or sell any securities, directly or indirectly, in Japan or to, or for the benefit of, any resident of Japan (which term as used herein means any person resident in Japan, including any corporation or other entity organized under the laws of Japan), or to others for re-offering or resale, directly or indirectly, in Japan or to a resident of Japan, except pursuant to an exemption from the registration requirements of, and otherwise in compliance with, the Financial Instruments and Exchange Law and any other applicable laws, regulations and ministerial guidelines of Japan.

Notice to Prospective Investors in Singapore

This prospectus supplement and the accompanying prospectus have not been registered as a prospectus with the Monetary Authority of Singapore. Accordingly, this prospectus supplement, the accompanying prospectus and any other document or material in connection with the offer or sale, or invitation for subscription or purchase, of the depositary shares may not be circulated or distributed, nor may the depositary shares be offered or sold, or be made the subject of an invitation for subscription or purchase, whether directly or indirectly, to persons in Singapore other than (i) to an institutional investor (as defined in Section 4A of the Securities and Futures Act, Chapter 289 of Singapore (the “SFA”)), (ii) to a relevant person (as defined in Section 275(2) of the SFA) pursuant to Section 275(1) of the SFA, or any person pursuant to Section 275(1A) of the SFA, and in accordance with the conditions specified in Section 275 of the SFA and (where applicable) Regulation 3 of the Securities and Futures (Classes of Investors) Regulations 2018, or (iii) otherwise pursuant to, and in accordance with the conditions of, any other applicable provision of the SFA, in each case subject to the conditions set forth in the SFA.

Singapore Securities and Futures Act Product Classification. Solely for the purposes of its obligations pursuant to sections 309B(1)(a) and 309B(1)(c) of the Securities and Futures Act (Chapter 289 of Singapore) (the “SFA”), the issuer has determined, and hereby notifies all relevant persons (as defined in Section 309A of the SFA) that the depositary shares are “prescribed capital markets products” (as defined in the Securities and Futures (Capital Markets Products) Regulations 2018) and Excluded Investment Products (as defined in MAS Notice SFA 04-N12: Notice on the Sale of Investment Products and MAS Notice FAA-N16: Notice on Recommendations on Investment Products).

Notice to Prospective Investors in Switzerland

The depositary shares may not be publicly offered in Switzerland and will not be listed on the SIX Swiss Exchange (the “SIX”) or on any other stock exchange or regulated trading facility in Switzerland. This prospectus supplement has been prepared without regard to the disclosure standards for issuance prospectuses under art. 652a or art. 1156 of the Swiss Code of Obligations or the disclosure standards for listing prospectuses under art. 27 ff. of the SIX Listing Rules or the listing rules of any other stock exchange or regulated trading facility in Switzerland. Neither this prospectus supplement nor any other offering or marketing material relating to the depositary shares or the offering may be publicly distributed or otherwise made publicly available in Switzerland.

LEGAL MATTERS

The validity of the Series B Preferred Stock will be passed upon for Wesbanco by Phillips, Gardill, Kaiser & Altmeyer, PLLC (“PGKA”), Wheeling, West Virginia. The validity of the depositary shares will be passed upon for Wesbanco by K&L Gates LLP, Pittsburgh, Pennsylvania. K&L Gates LLP will rely upon the opinion of PGKA as to matters of West Virginia law. Alston & Bird LLP, Atlanta, Georgia will pass upon certain legal matters for the underwriters. Denise Knouse-Snyder is a member of PGKA and is also on the board of directors of Wesbanco. As of August 31, 2025, the members of PGKA beneficially owned 46,683 shares of Wesbanco common stock and 1,972 shares of Wesbanco Series A Preferred Stock. PGKA and K&L Gates LLP regularly perform legal services for Wesbanco.

EXPERTS

The consolidated financial statements of Wesbanco appearing in Wesbanco’s Annual Report (Form 10-K) for the year ended December 31, 2024, and the effectiveness of Wesbanco’s internal control over financial reporting as of December 31, 2024, have been audited by Ernst & Young LLP, independent registered public accounting firm, as set forth in their reports thereon, included therein, and incorporated herein by reference. Such consolidated financial statements are incorporated herein by reference in reliance upon such reports given on the authority of such firm as experts in accounting and auditing.

The consolidated financial statements of Premier Financial Corporation as of December 31, 2024 and 2023, and for each of the three years in the period ended December 31, 2024 and the effectiveness of Premier Financial Corporation’s internal control over financial reporting as of December 31, 2024, incorporated by reference in this prospectus have been audited by Crowe LLP, an independent registered public accounting firm, as stated in their report, which is incorporated by reference herein. Such consolidated financial statements have been so incorporated in reliance upon the report of said firm given their authority as experts in accounting and auditing.

PROSPECTUS

Debt Securities

Preferred Stock

Common Stock

Warrants

Purchase Contracts

Units

Depositary Shares

We may, from time to time, offer to sell, in one or more series, senior or subordinated debt securities, preferred stock, common stock, warrants, purchase contracts, units or depositary shares, or any combination of these securities. The common stock, debt securities, preferred stock, warrants and purchase contracts may be issuable upon conversion, redemption, exchange, exercise or settlement of our other securities that we may offer under this prospectus.

Our common stock is listed for trading on the Nasdaq Global Select Market under the symbol “WSBC.” If we decide to seek a listing of any securities offered by this prospectus, we will disclose the exchange or market on which the securities will be listed or where we have made an application for listing in one or more supplements to this prospectus.

This prospectus describes some of the general terms that may apply to these securities. The specific terms of any securities to be offered, and the specific manner in which they may be offered, will be described in one or more supplements to this prospectus. This prospectus may not be used to sell securities unless it is accompanied by a prospectus supplement that contains a description of those securities.

We may offer and sell these securities to or through one or more underwriters, dealers or agents, or directly to other purchasers, on a continuous or delayed basis. If any offering involves underwriters, dealers or agents, arrangements with them will be described in a prospectus supplement relating to that offering.

Investing in these securities involves significant risks. See “Risk Factors” beginning on page 2 of this prospectus and the “Risk Factors” section included in any accompanying prospectus supplement and in the documents incorporated by reference in this prospectus for a discussion of the factors you should carefully consider before deciding to purchase these securities.

These securities will not be savings accounts, deposits or obligations of any bank and will not be insured or guaranteed by the Federal Deposit Insurance Corporation or any other governmental agency or instrumentality.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense.

The date of this Prospectus is February 27, 2023.

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ABOUT THIS PROSPECTUS

This prospectus is part of a registration statement that we have filed with the Securities and Exchange Commission (the “SEC”), using an automatic shelf registration process. By using a shelf registration statement, we may sell, from time to time, in one or more offerings, any combination of the securities described in this prospectus. This prospectus does not contain all of the information in that registration statement. For further information about our business and the securities that may be offered under this prospectus, you should refer to the registration statement and its exhibits. The exhibits to the registration statement contain the full text of certain contracts and other important documents that we have summarized in this prospectus. Since the summaries in this prospectus may not contain all the information that you may find important in deciding whether to purchase the securities we may offer, you should review the full text of these contracts and documents. These summaries are qualified in all respects by reference to all of the provisions contained in the applicable contract or document. The registration statement and its exhibits can be obtained from the SEC as indicated under the heading “Where You Can Find More Information.”

This prospectus only provides you with a general description of the securities we may offer. Each time we sell securities, we will provide a prospectus supplement that contains specific information about the terms of those securities. The prospectus supplement may also add, update or change information contained in this prospectus. You should read this prospectus and any applicable prospectus supplement together with the additional information described below under the heading “Where You Can Find More Information.”

You should rely only on the information contained or incorporated by reference in this prospectus, any prospectus supplement and any related free writing prospectus. We have not authorized anyone to provide you with different information. We are not making offers to sell the securities in any jurisdiction in which an offer or solicitation is not authorized or in which the person making such offer or solicitation is not qualified to do so or to anyone to whom it is unlawful to make an offer or solicitation. You should assume that the information in this prospectus, any prospectus supplement and any related free writing prospectus is accurate only as of the date on its cover page and that any information we have incorporated by reference is accurate only as of the date of the document incorporated by reference.

Unless otherwise indicated or unless the context requires otherwise, all references in this prospectus to “Wesbanco,” the “Company,” “we,” “us,” “our” or similar references mean Wesbanco, Inc. and its subsidiaries.

RISK FACTORS

Investing in our securities involves risks. Before deciding to purchase any of our securities, you should carefully consider the discussion of risks and uncertainties under the heading “Risk Factors” contained in our Annual Report on Form 10-K for the fiscal year ended December 31, 2022, which is incorporated by reference in this prospectus, and under similar headings in our subsequently filed quarterly reports on Form 10-Q and annual reports on Form 10-K, as well as the other risks and uncertainties described in any applicable prospectus supplement and in the other documents incorporated by reference in this prospectus. See the information under the heading “Where You Can Find More Information” for information on how to obtain copies of documents incorporated by reference in this prospectus. The risks and uncertainties we discuss in the documents incorporated by reference in this prospectus are those we currently believe may materially affect our company. Additional risks and uncertainties not presently known to us or that we currently believe are immaterial also may materially and adversely affect our business, financial condition and results of operations.

WHERE YOU CAN FIND MORE INFORMATION

Available Information

We file reports, proxy statements and other information with the SEC. These reports, proxy statements and other information that we file with the SEC can be accessed at the SEC’s website at http://www.sec.gov. In addition, our SEC filings are available on our Internet website. Our Internet website is www.wesbanco.com. Information contained on our website is not part of, and should not be construed as being incorporated by reference into, this prospectus.

Incorporation by Reference

The SEC allows us to “incorporate by reference” information that we file with it. This means that we can disclose important information to you by referring you to other documents. Any information we incorporate in this manner is considered part of this prospectus except to the extent updated and superseded by information contained in this prospectus. Some information that we file with the SEC after the date of this prospectus and until we sell all of the securities covered by this prospectus will automatically update and supersede the information contained in this prospectus.

We incorporate by reference the following documents that we have filed with the SEC and any filings that we make with the SEC in the future under Sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), until we sell all of the securities covered by this prospectus, including between the date of this prospectus and the date on which the offering of the securities under this prospectus is terminated, except as noted in the paragraph below:

•	Our Annual Report on Form 10-K for the fiscal year ended December 31, 2022; and

•	The description of Wesbanco common stock contained in our Form 8-K filed by Wesbanco on May 10, 2019, including any amendments or reports filed for purpose of updating the description.

Pursuant to General Instruction B of Form 8-K, any information submitted under Item 2.02, Results of Operations and Financial Condition, or Item 7.01, Regulation FD Disclosure, of Form 8-K is not deemed to be “filed” for the purpose of Section 18 of the Exchange Act, and we are not subject to the liabilities of Section 18 with respect to information submitted under Item 2.02 or Item 7.01 of Form 8-K. We are not incorporating by reference any information submitted under Item 2.02 or Item 7.01 of Form 8-K into any filing under the Securities Act of 1933, as amended (the “Securities Act”), or the Exchange Act or into this prospectus.

Statements contained in this prospectus as to the contents of any contract, agreement or other document referred to in this prospectus do not purport to be complete, and where reference is made to the particular provisions of that contract, agreement or other document, those references are qualified in all respects by reference to all of the provisions contained in that contract or other document. For a more complete understanding and description of each such contract, agreement or other document, we urge you to read the documents filed as exhibits to the registration statement of which the accompanying prospectus is a part.

Any statement contained in a document incorporated by reference, or deemed to be incorporated by reference, into this prospectus will be deemed to be modified or superseded for purposes of this prospectus to the extent that a statement contained herein, therein or in any other subsequently filed document which also is incorporated by reference in this prospectus modifies or supersedes that statement. Any such statement so modified or superseded will not be deemed, except as so modified or superseded, to constitute a part of this prospectus.

We will provide without charge, upon written or oral request, a copy of any or all of the documents that are incorporated by reference into this prospectus and a copy of any or all other contracts, agreements or documents which are referred to in this prospectus. Requests should be directed to: Wesbanco, Inc., 1 Bank Plaza, Wheeling, WV 26003, Attention: Secretary; telephone number: (304) 234-9000.

FORWARD-LOOKING STATEMENTS

You should carefully review the information contained in or incorporated by reference into this prospectus. In this prospectus, statements that are not reported financial results or other historical information are “forward-looking statements” within the meaning of Section 27A of the Securities Act and Section 21E of the Exchange Act. Forward-looking statements give current expectations or forecasts of future events and are not guarantees of future performance. They are based on our management’s expectations that involve a number of business risks and uncertainties, any of which could cause actual results to differ materially from those expressed in or implied by the forward-looking statements.

You can identify these forward-looking statements by the fact that they do not relate strictly to historic or current facts. They use words such as “anticipates,” “believes,” “estimates,” “expects,” “would,” “should,” “will,” “will likely result,” “forecast,” “outlook,” “projects,” and similar expressions in connection with any discussion of future operating or financial performance.

We cannot guarantee that any forward-looking statements will be realized. Achievement of future results is subject to risks, uncertainties and assumptions that may prove to be inaccurate. Among others, the factors discussed in the “Risk Factors” section of our Annual Report on Form 10-K for the fiscal year ended December 31, 2022, which are incorporated by reference in this prospectus, and under similar headings in our subsequently filed quarterly reports on Form 10-Q and annual reports on Form 10-K, as well as the other risks and uncertainties described in any applicable prospectus supplement and in the other documents incorporated by reference in this prospectus, could cause actual results to differ from those in forward-looking statements included in or incorporated by reference into this prospectus or that we otherwise make. Should known or unknown risks or uncertainties materialize, or should underlying assumptions prove to be inaccurate, actual results could vary materially from those anticipated, estimated or projected. You should bear this in mind as you consider any forward-looking statements.

We undertake no obligation to publicly update forward-looking statements, whether as a result of new information, future events or otherwise, except as may be required by law. You are advised, however, to consider any additional disclosures that we may make on related subjects in future filings with the SEC. You should understand that it is not possible to predict or identify all factors that could cause our actual results to differ. Consequently, you should not consider any list of factors to be a complete set of all potential risks or uncertainties.

WESBANCO, INC.

Wesbanco, Inc. is a bank holding company headquartered in Wheeling, West Virginia. Wesbanco provides a full range of financial services, including retail banking, corporate banking, personal and corporate trust services, brokerage services, mortgage banking and insurance. Wesbanco offers these services through two reportable segments, community banking and trust and investment services. Wesbanco operates one commercial bank, Wesbanco Bank, Inc. (the “Bank”). Wesbanco’s main office is located at 1 Bank Plaza, Wheeling, West Virginia, 26003, and its telephone number is (304) 234-9000.

Wesbanco’s community banking segment offers services traditionally offered by full-service commercial banks, including commercial demand, individual demand and time deposit accounts, as well as commercial, mortgage and individual installment loans, and certain non-traditional offerings, such as insurance and securities brokerage services. The trust and investment services segment offers trust services, as well as various alternative investment products including mutual funds.

Wesbanco offers additional services through its non-banking subsidiaries, Wesbanco Insurance Services, Inc., a multi-line insurance agency specializing in property, casualty, life and title insurance, with benefit plan sales and administration for personal and commercial clients, and Wesbanco Securities, Inc., a full service broker-dealer, which also offers discount brokerage services. Wesbanco Asset Management, Inc. holds certain investment securities in a Delaware-based subsidiary. Wesbanco Properties, Inc. holds certain commercial real estate properties. The commercial property is leased to the Bank and to certain non-related third parties. The Bank’s Investment Department also serves as investment adviser to a family of mutual funds, namely the “WesMark Funds.” The fund family is composed of the WesMark Large Company Fund, the WesMark Balanced Fund, the WesMark Small Company Fund, the WesMark Government Bond Fund, the WesMark West Virginia Municipal Bond Fund and the WesMark Tactical Opportunity Fund.

Wesbanco’s common stock is listed and traded on the Nasdaq Global Select Market under the symbol “WSBC.”

USE OF PROCEEDS

We intend to use the net proceeds from the sale of the securities for general corporate purposes unless otherwise indicated in the applicable prospectus supplement relating to a specific issuance of securities. Our general corporate purposes include, but are not limited to, (i) repayment, redemption or refinancing of our indebtedness, (ii) potential capital expenditures, (iii) providing capital to support the lending, investing and other financial services activities of the Bank, (iv) funding the cash consideration components of future acquisitions, (v) working capital, (vi) satisfaction of other obligations and (vii) repurchases of our outstanding equity securities. Pending any such use, the net proceeds from the sale of the securities may be invested in short-term, investment grade, interest-bearing instruments.

DESCRIPTION OF DEBT SECURITIES

The following is a general description of the debt securities that we may offer from time to time under this prospectus or that may underlie any warrants, purchase contracts or units that we may offer from time to time under this prospectus. Debt securities issued as part of units that may be offered under this prospectus may be attached to or separate from any other securities that are part of those units. The particular terms of the debt securities offered under this prospectus or the debt securities underlying any warrants, purchase contracts or units offered under this prospectus and the extent, if any, to which the general provisions described below may apply to such debt securities will be described in the applicable prospectus supplement. Although our debt securities that we may offer from time to time under this prospectus include debt securities denominated in U.S. dollars, we may choose to issue debt securities in any other currency, including the euro.

The debt securities will be either senior debt securities or subordinated debt securities. The senior debt securities and the subordinated debt securities are collectively referred to in this prospectus as the debt securities. We will issue the senior debt securities under one or more senior indentures between us and Wilmington Trust, National Association, as trustee. In this prospectus, we refer to any indenture pursuant to which senior debt securities offered under this prospectus may be issued, as any such indenture may be supplemented in connection with an offering of senior debt securities under this prospectus, as a senior indenture. We may issue subordinated debt securities under one or more senior indentures between us and Wilmington Trust, National Association, as trustee, including an existing Indenture, dated as of March 23, 2022, which we refer to in this prospectus as the existing indenture. In this prospectus, we refer to any indenture pursuant to which subordinated debt securities offered under this prospectus may be issued, including the existing indenture, as any such indenture may be supplemented in connection with an offering of subordinated debt securities under this prospectus, as a subordinated indenture. Senior indentures and subordinated indentures are sometimes referred to collectively in this prospectus as indentures. Copies of the existing indenture and forms of a senior indenture and a subordinated indenture pursuant to which we may issue debt securities that are offered under this prospectus have been filed as exhibits to the registration statement of which this prospectus is a part. See “Where You Can Find More Information” for information on how to obtain copies of these indentures.

The following description is only a summary of the material provisions of the indentures. We urge you to read the appropriate indenture, along with any applicable supplement to the appropriate indenture and the debt securities themselves, because they define your rights as holders of the applicable debt securities. See the information under the heading “Where You Can Find More Information” for information on how to obtain a copy of the appropriate indenture, any applicable supplement to that indenture and any applicable form of debt security. The following description also is subject to and qualified by reference to the description of the particular terms of the debt securities, the relevant indenture and any applicable supplement to that indenture, as described in the applicable prospectus supplement, including definitions used in the relevant indenture, any applicable supplement to that indenture and the applicable form of debt security. The particular terms of the debt securities that we may offer under this prospectus, the relevant indenture, any applicable supplement to that indenture and the applicable form of debt security may vary from the terms described below.

General

The senior debt securities will be unsubordinated obligations, will rank equally with all other unsubordinated debt obligations of ours and, unless otherwise indicated in the applicable prospectus supplement, will be unsecured. The subordinated debt securities will be subordinate in right of payment to any senior debt securities issued by the Company. A description of certain additional terms of the subordinated debt securities is provided below under “— Subordinated Debt Securities.” The specific terms of any subordinated debt securities will be provided in the applicable prospectus supplement. For a complete understanding of the provisions pertaining to the subordinated debt securities, you also should refer to the existing indenture and the form of the Subordinated Indenture, each of which is an exhibit to the registration statement of which this prospectus is a part. Unless we elect or are required to secure debt securities that we issue, those debt securities will be effectively subordinated to any of our existing and future secured debt to the extent of the assets securing that debt.

Our primary sources of funding for our payment obligations under the debt securities will be revenues from our operations and investments and cash distributions from our subsidiaries. Our subsidiaries are separate and distinct legal entities and have no obligation whatsoever to pay any amounts due on debt securities issued by us or to make funds available to us. Our subsidiaries’ ability to pay dividends or make other payments or advances to us will depend upon their operating results and will be subject to applicable laws and contractual restrictions. The existing indenture does not, and the other indentures will not, restrict our subsidiaries from entering into agreements that prohibit or limit their ability to pay dividends or make other payments or advances to us.

To the extent that we must rely on cash from our subsidiaries to pay amounts due on the debt securities, the debt securities will be effectively subordinated to all of our subsidiaries’ liabilities, including their trade payables. This means that our subsidiaries may be required to pay all of their creditors in full before their assets are available to us. Even if we are recognized as a creditor of our subsidiaries, our claims would be effectively subordinated to any security interests in their assets and also could be subordinated to some or all other claims on their assets and earnings.

In addition to the debt securities that we may offer pursuant to this prospectus, we may issue other debt securities in public or private offerings from time to time. These other debt securities may be issued under other indentures or documentation that are not described in this prospectus, and those debt securities may contain provisions materially different from the provisions applicable to one or more issues of debt securities offered pursuant to this prospectus.

Terms

The existing indenture does not, and any other indenture will not, limit the principal amount of debt, including unsecured debt, or other securities that we or our subsidiaries may issue.

We may issue notes or bonds in traditional paper form, or we may issue a global security. The debt securities of any series may be issued in definitive form or, if provided in the applicable prospectus supplement, may be represented in whole or in part by a global security or securities, registered in the name of a depositary designated by us. Each debt security represented by a global security is referred to in this prospectus as a “book-entry security.”

The debt securities may be issued from time to time pursuant to this prospectus and will be offered on terms determined by market conditions at the time of sale. Debt securities may be issued in one or more series with the same or various maturities and may be sold at par, a premium or an original issue discount. Debt securities sold at an original issue discount may bear no interest or interest at a rate that is below market rates. Unless otherwise provided in the applicable prospectus supplement, debt securities denominated in U.S. dollars will be issued in denominations of $2,000 and integral multiples of $1,000 in excess thereof.

Please refer to the applicable prospectus supplement for the specific terms of the debt securities offered, including the following:

•	Designation of an aggregate principal amount, purchase price and denomination;

•	Date of maturity;

•	If other than U.S. currency, the currency in which the debt securities may be purchased and the currency in which principal, premium, if any, and interest will be paid;

•	The interest rate or rates and the method of calculating interest (unless we specify a different method, interest will be calculated based on a 360-day year consisting of 12 30-day months);

•

The date or dates from which the interest will accrue, the payment dates on which any premium and interest will be payable or the manner of determination of the payment dates and the record dates for the determination of holders to whom interest is payable;

•	The place or places where principal, premium, if any, and interest will be payable;

•	Any redemption or sinking fund provisions or other repayment or repurchase obligations;

•	Any index used to determine the amount of principal, premium, if any, and interest to be paid with respect to the debt securities;

•	The application, if any, of defeasance provisions to the debt securities;

•	If other than the entire principal amount, the portion of the debt securities that would be payable upon acceleration of the maturity thereof;

•	Whether the debt securities will be issued in whole or in part in the form of one or more global securities and, in such case, the depositary for the global securities;

•

Whether the debt securities may be converted into or exercised or exchanged for our common stock, preferred stock, warrants, purchase contracts or units and the terms of such conversion, exercise or exchange, if any;

•	Any covenants applicable to the debt securities;

•	Any events of default applicable to the debt securities;

•	Any changes to the events of default described in this prospectus;

•	The terms of subordination, if applicable;

•	The terms of conversion, if applicable; and

•	Any other specific material terms, including any additions to the terms described in this prospectus and any terms that may be required by or advisable under applicable law.

Except with respect to book-entry securities, debt securities may be presented for exchange or registration of transfer, in the manner, at the places and subject to the restrictions set forth in the debt securities and the applicable prospectus supplement. Such services will be provided without charge, other than any tax or other governmental charge payable in connection therewith, but subject to the limitations provided in the indentures.

Merger, Consolidation or Sale of Assets

Except as otherwise set forth in the applicable prospectus supplement, pursuant to each of the indentures, we will not, in a single transaction or through a series of related transactions, consolidate or merge with or into any other person, or, directly or indirectly, sell or convey all or substantially all of its properties and assets to another person or group of affiliated persons, except that we may consolidate or merge with, or sell or convey substantially all of our assets to another person if (i) we are the continuing person or the successor person (if other than us) is organized and existing under the laws of the United States of America, any State thereof or the District of Columbia and such person expressly assumes all of our obligations under the applicable indenture, including payment of the principal and interest on the debt securities, and the performance and observance of all of the covenants and conditions of the applicable indenture to be performed by us and (ii) there is no default under the applicable indenture. Upon such a succession, we will be relieved from any further obligations under each of the indentures.

Events of Default

Except as otherwise set forth in the applicable prospectus supplement, an event of default shall occur with respect to any series of debt securities when:

•	We default in paying the principal or premium, if any, on any of the debt securities of such series when due;

•	We default in paying interest on any of the debt securities of such series when due and such default continues for 30 days;

•	We default in the deposit of any sinking fund payment with respect to any of the debt securities of such series when due and such default continues for 30 days;

•

We fail to perform any other covenant or warranty in the debt securities of such series or in the applicable indenture, and such failure continues for a period of 90 days after notice of such failure as provided in that indenture;

•	Certain events of bankruptcy, insolvency or reorganization involving us occur; or

•	Any other event of default specified in the applicable prospectus supplement occurs with respect to debt securities of that series.

We will be required annually to deliver to the trustee an officers’ certificate stating whether or not the officers signing such certificate have any knowledge of any default in the performance by us of our obligations under the applicable indenture.

If an event of default shall occur and be continuing with respect to any series (other than an event of default described in the fifth bullet point of the first paragraph above under “— Events of Default”), the trustee or the holders of not less than 25% in principal amount of the debt securities of such series then outstanding (or, if any debt securities of that series are original issue discount securities, the portion of the principal amount of such securities as may be specified by the terms thereof) may declare the principal amount of the debt securities of such series to be immediately due and payable. If an event of default described in the fifth bullet point of the first paragraph above under “— Events of Default” occurs with respect to any series of debt securities, the principal amount of and accrued but unpaid interest on all debt securities of that series (or, if any debt securities of that series are original issue discount securities, the portion of the principal amount of such securities as may be specified by the terms thereof) will automatically become due and payable without any declaration by the trustee or the holders. The trustee is required to give holders of the debt securities of any series written notice of a default with respect to such series as and to the extent provided by the Trust Indenture Act of 1939, as amended. As used in this paragraph, a “default” means an event described in the first paragraph above under “— Events of Default” without including any applicable grace period.

If at any time after the debt securities of such series have been declared due and payable, and before any judgment or decree for the moneys due has been obtained or entered, we pay or deposit with the trustee amounts sufficient to pay all matured installments of interest upon the debt securities of such series and the principal and premium, if any, on all debt securities of such series which shall have become due, otherwise than by acceleration, together with interest on such principal and, to the extent legally enforceable, on such overdue installments of interest and all other amounts due under the applicable indenture shall have been paid, and any and all defaults with respect to such series under that indenture shall have been cured or waived, then the holders of a majority in aggregate principal amount of the debt securities of such series then outstanding, by written notice to us and the trustee, may rescind and annul the declaration that the debt securities of such series are due and payable.

In addition, the holders of not less than a majority in aggregate principal amount of the debt securities of such series may waive any past default and its consequences with respect to such series, except a default in the payment of the principal of or any premium or interest on any debt securities of such series or a default in the performance of a covenant that cannot be modified under the applicable indenture without the consent of the holder of each affected debt security.

The trustee is under no obligation to exercise any of the rights or powers under the indentures at the request, order or direction of any of the holders of debt securities, unless such holders shall have offered to the trustee security or indemnity satisfactory to the trustee. Subject to such provisions for the indemnification of the trustee and certain limitations contained in the indentures, the holders of a majority in aggregate principal amount of the debt securities of each series at the time outstanding shall have the right to direct the time, method and place of conducting any proceeding for any remedy available to the trustee, or exercising any trust or power conferred on the trustee, with respect to the debt securities of such series.

No holder of debt securities of any series will have any right to institute any proceeding, judicial or otherwise, with respect to the applicable indenture, for the appointment of a receiver or trustee or for any other remedy under any of the indentures, unless:

•	The holder has previously given written notice to the trustee of a continuing event of default with respect to the debt securities of that series; and

•

The holders of at least 25% in principal amount of the outstanding debt securities of that series have made a written request to the trustee, and offered indemnity to the trustee, to institute proceedings as trustee, the trustee has failed to institute the proceedings within 60 days after its receipt of such notice and the trustee has not received from the holders of a majority in principal amount of the debt securities of that series a direction inconsistent with that request.

Notwithstanding the foregoing, the holder of any debt security issued under any of the indentures will have an absolute and unconditional right to receive payment of the principal of and any premium and, subject to the provisions of the applicable indenture regarding the payment of default interest, interest on that debt security on the due dates expressed in that security and to institute suit for the enforcement of payment.

Modification of the Indentures

The existing indenture contains, and any other indenture will contain, provisions permitting us and the trustee to modify that indenture or enter into or modify any supplemental indenture without the consent of the holders of the debt securities for any of the following purposes:

•	To evidence the succession of another corporation to us in accordance with “— Merger, Consolidation or Sale of Assets”;

•	To add to our covenants further covenants for the benefit or protection of the holders of any or all series of debt securities or to surrender any right or power conferred upon us by that indenture;

•	To add any additional events of default with respect to all or any series of debt securities;

•

To add to or change any of the provisions of that indenture to permit or facilitate the issuance of debt securities in bearer form with or without coupons, or to permit or facilitate the issuance of debt securities in uncertificated form;

•

To add to, change or eliminate any of the provisions of that indenture in respect of one or more series of debt securities thereunder, under certain conditions designed to protect the rights of any existing holder of those debt securities;

•	To secure all or any series of debt securities;

•	To establish the forms or terms of the debt securities of any series;

•

To evidence and provide for the acceptance of appointment of a successor trustee and to add to or change provisions of that indenture necessary to provide for or facilitate the administration of the trusts under that indenture by more than one trustee;

•

Subject to certain restrictions, to add to, change or eliminate any of the provisions of any subordination of securities provisions or related definition of senior debt of a subordinated debt indenture in respect of one or more series of subordinated debt securities; and

•	To cure any ambiguity, to correct or supplement any provision of that indenture which may be defective or inconsistent with another provision of that indenture or to change any other provisions with respect to matters or questions arising under that indenture, provided that any such action shall not adversely affect the interests of the holders of any series of debt securities.

We and the trustee may otherwise modify each of the indentures or any supplemental indenture with the consent of the holders of not less than a majority in aggregate principal amount of each series of debt securities affected thereby at the time outstanding, except that no such modifications shall:

•

Change the fixed maturity of any debt securities, or any installment of principal of, or interest on, any debt securities, or reduce the principal amount thereof or the rate of interest or the time of payment of interest thereon or any premium payable upon the redemption thereof, or reduce the amount of the principal of an original issue discount debt security or any other debt security that would be due and payable upon a declaration of acceleration of the maturity thereof, or change the currency in which any debt securities or any premium or interest thereon is payable, or impair the right to institute suit for the enforcement of any such payment on or after the stated maturity thereof (or, in the case of redemption, on or after the applicable redemption date), or modify the provisions of such indenture with respect to the subordination of subordinated debt securities in a manner adverse to the holders of such subordinated debt securities, without the consent of the holder of each debt security so affected;

•

Reduce the percentage in principal amount of debt securities of any series, the consent of the holders of which is required for any waiver or supplemental indenture, without the consent of the holders of all debt securities affected thereby then outstanding;

•

Modify the provisions of that indenture relating to the waiver of past defaults or the waiver or certain covenants or the provisions described above, except to increase any percentage set forth in those provisions or to provide that other provisions of that indenture may not be modified without the consent of the holder of each debt security affected thereby, without the consent of the holder of each debt security affected thereby;

•	Change any obligation of ours to maintain an office or agency;

•	Change any obligation of ours to pay additional amounts;

•	Adversely affect any right of repayment or repurchase at the option of the holder; or

•	Reduce or postpone any sinking fund or similar provision.

With respect to any vote of holders of a series of debt securities, we generally will be entitled to set any date as a record date for the purpose of determining the holders of outstanding debt securities that are entitled to vote or take other action under the applicable indenture.

Satisfaction and Discharge, Defeasance and Covenant Defeasance

Except as otherwise specified in the applicable prospectus supplement, each indenture shall be satisfied and discharged if (i) we shall deliver to the trustee all debt securities then outstanding thereunder for cancellation or (ii) all debt securities thereunder not delivered to the trustee for cancellation shall have become due and payable, are to become due and payable within one year or are to be called for redemption within one year and we shall deposit an amount sufficient to pay the principal, premium, if any, and interest to the date of maturity, redemption or deposit (in the case of debt securities that have become due and payable), provided that in either case we shall have paid all other sums payable under that indenture.

The existing indenture provides, and any other indenture will provide, if such provision is made applicable to the debt securities of a series, that we may elect either (A) to defease and be discharged from any and all obligations with respect to any debt security of such series, or “defeasance,” or (B) to be released from our obligations with respect to such debt security under certain of the covenants and events of default under the applicable indenture together with additional covenants that may be included for a particular series and that certain events of default shall not be events of default under that indenture with respect to such series (“covenant defeasance”), in either case upon the deposit with the trustee (or other qualifying trustee), in trust for such purpose, of money or certain U.S. government obligations which through the payment of principal and interest in accordance with their terms will provide money, in an amount sufficient to pay the principal of (and premium, if any) and interest on such debt security, on the scheduled due dates.

In the case of defeasance or covenant defeasance, the holders of such debt securities will be entitled to receive payments in respect of such debt securities solely from such trust. Such a trust may only be established if, among other things, we have delivered to the trustee an opinion of counsel (as specified in the indentures) to the effect that the holders of the debt securities affected thereby will not recognize income, gain or loss for U.S. federal income tax purposes as a result of such defeasance or covenant defeasance and will be subject to U.S. federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such defeasance or covenant defeasance had not occurred. Such opinion of counsel, in the case of defeasance under clause (A) above, must refer to and be based upon a ruling of the Internal Revenue Service or a change in applicable U.S. federal income tax law occurring after the date of the applicable indenture.

Record Dates

The existing indenture provides, and any other indenture will provide, that, in certain circumstances, we may establish a record date for determining the holders of outstanding debt securities of a series entitled to join in the giving of notice or the taking of other action under the applicable indenture by the holders of the debt securities of such series.

Subordinated Debt Securities

Subordinated debt securities will be subordinate, in right of payment, to all senior debt. Senior debt means, with respect to us, the principal, premium, if any, accrued interest, fees, charges, expenses, reimbursement obligations, guarantees and other amounts owing on the following:

•

All indebtedness of ours, whether outstanding on the date of issuance or thereafter created, incurred or assumed, which is for money borrowed, or evidenced by a note or similar instrument given in connection with the acquisition of any business, properties or assets, including securities;

•

Any indebtedness of others of the kinds described in the preceding clause for the payment of which we are responsible or liable (directly or indirectly, contingently or otherwise) as guarantor or otherwise; and

•

Amendments, renewals, extensions and refundings of any indebtedness described above, unless in any instrument or instruments evidencing or securing such indebtedness or pursuant to which the same is outstanding, or in any such amendment, renewal, extension or refunding, it provides that such indebtedness is not senior or prior in right of payment to the subordinated debt securities.

Upon any distribution of our assets upon our dissolution, winding up, liquidation or reorganization, the payment of the principal, premium, if any, and interest, if any, on the subordinated debt securities will be subordinated, to the extent provided in the applicable subordinated indenture, in right of payment to the prior payment in full of all of our senior debt. Our obligation to make payment of the principal, premium, if any, and interest, if any, on the subordinated debt securities will not otherwise be affected. In addition, no payment on account of principal and premium, if any, sinking fund or interest, if any, may be made on the subordinated debt securities at any time unless full payment of all amounts due in respect of the principal and premium, if any, sinking fund and interest, if any, on our senior debt has been made or duly provided for in money or money’s worth.

Notwithstanding the foregoing, unless all of our senior debt has been paid in full, in the event that any payment or distribution made by us is received by the trustee or the holders of any of the subordinated debt securities, such payment or distribution must be paid over to the holders of our senior debt or a person acting on their behalf, to be applied toward the payment of all of our senior debt remaining unpaid until all the senior debt has been paid in full. Subject to the payment in full of all of our senior debt, the rights of the holders of our subordinated debt securities will be subrogated to the rights of the holders of our senior debt.

By reason of this subordination, in the event of a distribution of our assets upon our insolvency, certain of our general creditors may recover more, ratably, than holders of our subordinated debt securities.

Governing Law

The laws of the State of New York govern the existing indenture and will govern any other indentures and the debt securities issued under each of the indentures.

“Street Name” and Other Indirect Holders

Investors who hold securities in accounts at banks or brokers generally will not be recognized by us as legal holders of debt securities. This is called holding in “street name.” Instead, we would recognize only the bank or broker, or the financial institution that the bank or broker uses to hold its securities. These intermediary banks, brokers and other financial institutions pass along principal, interest and other payments on the debt securities, either because they agree to do so in their customer agreements or because they are legally required to do so. If you hold debt securities in “street name,” you should check with your own institution to find out, among other things:

•	How it handles payments and notices;

•	Whether it imposes fees or charges;

•	How it would handle voting if applicable;

•	Whether and how you can instruct it to send you debt securities registered in your own name so you can be a direct holder as described below; and

•	If applicable, how it would pursue rights under your debt securities if there were a default or other event triggering the need for holders to act to protect their interests.

Our obligations, as well as the obligations of the trustee under each of the indentures and those of any third parties employed by us or the trustee under each of the indentures, run only to persons who are registered as holders of debt securities issued under the applicable indenture. As noted above, we do not have obligations to you if you hold in “street name” or other indirect means, either because you choose to hold debt securities in that manner or because the debt securities are issued in the form of global securities as described below. For example, once we make payment to the registered holder, we have no further responsibility for the payment even if that holder is legally required to pass the payment along to you as a “street name” customer but does not do so.

Book-Entry Securities

The following description of book-entry securities will apply to any series of debt securities issued in whole or in part in the form of one or more global securities except as otherwise described in the applicable prospectus supplement.

Book-entry securities of like tenor and having the same date will be represented by one or more global securities deposited with and registered in the name of a depositary that is a clearing agent registered under the Exchange Act. Beneficial interests in book-entry securities will be limited to institutions that have accounts with the depositary, or “participants,” or persons that may hold interests through participants.

Ownership of beneficial interests by participants will only be evidenced by, and the transfer of that ownership interest will only be effected through, records maintained by the depositary. Ownership of beneficial interests by persons that hold through participants will only be evidenced by, and the transfer of that ownership interest within such participant will only be effected through, records maintained by the participants. The laws of some jurisdictions require that certain purchasers of securities take physical delivery of such securities in definitive form. Such laws may impair the ability to transfer beneficial interests in a global security.

Payment of principal of and any premium and interest on book-entry securities represented by a global security registered in the name of or held by a depositary will be made to the depositary, as the registered owner of the global security. Neither we, the trustee nor any agent of ours or the trustee will have any responsibility or liability for any aspect of the depositary’s records or any participant’s records relating to or payments made on account of beneficial ownership interests in a global security or for maintaining, supervising or reviewing any of the depositary’s records or any participant’s records relating to the beneficial ownership interests. Payments by participants to owners of beneficial interests in a global security held through such participants will be governed by the depositary’s procedures, as is now the case with securities held for the accounts of customers registered in “street name,” and will be the sole responsibility of such participants.

A global security representing a book-entry security will be exchangeable for definitive debt securities in registered form, of like tenor and of an equal aggregate principal amount registered in the name of, or is transferable in whole or in part to, a person other than the depositary for that global security, only if:

•	The depositary notifies us that it is unwilling or unable to continue as depositary for that global security and we do not appoint a successor depositary within 90 days after receiving that notice;

•

At any time the depositary ceases to be a clearing agency registered under the Exchange Act and we do not appoint a successor depositary within 90 days after becoming aware that the depositary has ceased to be registered as a clearing agency;

•

We in our sole discretion determine that that the global security is so transferable or will be exchangeable for definitive securities in registered form and, in each case, notify the trustee of our decision;

•	An event of default with respect to the debt securities of that series has occurred and is continuing; or

•	Other circumstances exist that have been specified in the terms of the debt securities of that series.

Any global security that is exchangeable pursuant to the preceding sentence shall be registered in the name or names of such person or persons as the depositary shall instruct the trustee. It is expected that such instructions may be based upon directions received by the depositary from its participants with respect to ownership of beneficial interests in such global security.

Except as provided above, owners of beneficial interests in a global security will not be entitled to receive physical delivery of debt securities in definitive form and will not be considered the holders thereof for any purpose under the indentures, and no global security shall be exchangeable, except for a security registered in the name of the depositary. This means each person owning a beneficial interest in such global security must rely on the procedures of the depositary and, if such person is not a participant, on the procedures of the participant through which such person owns its interest, to exercise any rights of a holder under the indentures. We understand that under existing industry practices, if we request any action of holders or if an owner of a beneficial interest in such global security desires to give or take any action that a holder is entitled to give or take under the indentures, the depositary would authorize the participants holding the relevant beneficial interests to give or take such action, and such participants would authorize beneficial owners owning through such participant to give or take such action or would otherwise act upon the instructions of beneficial owners owning through them.

DESCRIPTION OF CAPITAL STOCK

Common Stock

We may issue, either separately or together with other securities, including as a part of units, shares of our common stock. Shares of common stock issued as part of units may be attached to or separate from any other securities part of those units. Under our Restated Articles of Incorporation, we are authorized to issue up to 100,000,000 shares of our common stock. As of February 15, 2023, we had 59,202,654 shares of common stock outstanding and had reserved 1,468,140 additional shares of common stock for issuance under our equity compensation plans.

A prospectus supplement relating to an offering of common stock or other securities convertible or exchangeable for, or exercisable into, common stock, or the settlement of which may result in the issuance of common stock, will describe the relevant terms of the offering, including the number of shares offered, any initial offering price and market price and dividend information, as well as, if applicable, information on other related securities.

The following summary is not complete and is not intended to give full effect to provisions of statutory or common law. You should refer to the applicable provisions of the following:

•	the West Virginia Business Corporations Act, as it may be amended from time to time (“WVBCA”);

•	our Restated Articles of Incorporation, as they may be amended or further restated from time to time; and

•	our Amended and Restated By-Laws, as they may be further amended or restated from time to time.

Listing and Trading of Common Stock. Our shares of Common Stock are listed on the Nasdaq Global Select Market and trade under the symbol “WSBC.”

Liquidation Rights. Upon any liquidation, dissolution or winding up of our affairs, each share of our common stock entitles the holder thereof to share ratably in our assets legally available for distribution to shareholders after (i) payment in full of all amounts required to be paid to our creditors or provision for such payment and (ii) provision for the distribution of any preferential amounts to the holders of shares of our preferred stock, if any. Our Board of Directors may approve for issuance, without approval of the holders of our common stock, preferred stock that has liquidation rights superior to that of our common stock and which may adversely affect the rights of holders of our common stock.

Assessment, Subscription, Conversion, Exchange and Redemption Rights. Shares of our common stock presently outstanding are validly issued, fully paid and nonassessable. The holders of our common stock do not have subscription, conversion or exchange rights, and there are no mandatory redemption provisions applicable to our common stock.

Preemptive Rights. No holder of any share of our capital stock has any preemptive right to subscribe to an additional issue of capital stock or to any security convertible into such stock.

Voting Rights. All voting rights are currently vested in the holders of our common stock. On all matters subject to a vote of shareholders, our shareholders will be entitled to one vote for each share of common stock owned. Our shareholders have cumulative voting rights with regard to the election of directors.

Dividend Rights. Holders of shares of our common stock are entitled to receive dividends payable in cash, property or shares of our capital stock, when, as and if declared by our Board of Directors. The payment of dividends is also subject to the restrictions set forth in the WVBCA and the limitations imposed by the Federal Reserve Board.

Anti-Takeover Provisions. Provisions of our Restated Articles of Incorporation and Bylaws may have anti-takeover effects. These provisions may discourage attempts by others to acquire control of Wesbanco without negotiation with our Board of Directors. The effect of these provisions is discussed briefly below.

•

Authorized Stock. The shares of our common stock authorized by our Restated Articles of Incorporation but not issued and outstanding provide our Board with the flexibility to effect financings, acquisitions, stock dividends, stock splits and stock-based grants generally without the need for a shareholder vote. Our Board of Directors, consistent with its fiduciary duties, could also authorize the issuance of shares of preferred stock, and could establish voting, conversion, liquidation and other rights for Preferred Stock being issued, in an effort to deter attempts to gain control of Wesbanco.

•

Classification of Board of Directors. Our Restated Articles of Incorporation and Bylaws currently provide that the Board of Directors is divided into three classes, as nearly equal in size as possible, with one class elected each year to serve for a term of three years. This classification of the Board of Directors may discourage a takeover of Wesbanco because a shareholder with a majority ownership interest of our common stock would generally have to wait for at least two consecutive annual meetings of shareholders to elect a majority of the members of our Board of Directors.

•

Amendment of Restated Articles and Bylaws. Our Restated Articles of Incorporation and Bylaws require the approval of 75% of the outstanding shares of our common stock to amend, alter, change or repeal certain of the provisions of the Restated Articles of Incorporation and Bylaws that provide for the classification of our Board of Directors into three classes as discussed above. This requirement is intended to prevent a shareholder who controls a majority of our common stock from unilaterally declassifying our Board of Directors. Accordingly, the holders of a minority of the shares of our common stock could block the future declassification of our Board, even if that action were deemed beneficial by the holders of more than a majority, but less than 75%, of our outstanding shares of common stock.

Transfer Agent. The transfer agent for our common stock is Computershare Investor Services LLC. The transfer agent’s address is P.O. Box 505000, Louisville, Kentucky 40233-5000.

Preferred Stock

We may elect to issue shares of our preferred stock from time to time, as described in the applicable prospectus supplement. We may issue shares of preferred stock separately or as a part of units, and any such shares issued as part of units may be attached to or separate from any other securities that are part of those units. Shares of our preferred stock may have dividend, redemption, voting and liquidation rights taking priority over our common stock (but no share of preferred stock may have more than one vote per share), and shares of our preferred stock may be issuable upon conversion, redemption, exchange, exercise or settlement of other securities that we may offer under this prospectus.

Our Board of Directors is authorized, subject to any limitations prescribed by law, to provide for the issuance of shares of preferred stock in one or more series. In addition, our Board of Directors is authorized to establish from time to time the number of shares to be included in each series of preferred stock and to fix the designation, powers (including but not limited to voting powers, if any), preferences and rights of the shares of each series of preferred stock and any qualifications, limitations or restrictions of each series of preferred stock.

Our Restated Articles of Incorporation authorizes our Board of Directors, without further shareholder action, to provide for the issuance of up to 1,000,000 shares of preferred stock, in one or more series. As of the date of this prospectus, 150,000 shares of preferred stock have been issued and are outstanding, and 850,000 shares of preferred stock are available for issuance.

The particular terms of any series of preferred stock being offered by us under this prospectus will be described in the prospectus supplement relating to that series of preferred stock. Those terms may include:

•	the title and liquidation preference per share of the preferred stock;

•	the number of shares offered;

•	the purchase price of the preferred stock;

•	the dividend rate (or method of calculation), the dates on which dividends will be paid and the date from which dividends will begin to accumulate;

•	any redemption or sinking fund provisions of the preferred stock;

•	any conversion provisions of the preferred stock;

•	the voting rights, if any, of the preferred stock; and

•	any additional dividend, liquidation, redemption, sinking fund and other rights, preferences, privileges, limitations and restrictions of the preferred stock.

The preferred stock will, when issued, be fully paid and nonassessable.

The following description is only a summary of the material provisions that may apply to the preferred stock. If the terms of any series of preferred stock being offered differ from the terms set forth in this prospectus, the definitive terms will be disclosed in the applicable prospectus supplement. The summary in this prospectus is not complete. You should refer to the applicable Certificate of Amendment to our Restated Articles of Incorporation establishing a particular series of preferred stock, in either case which will be filed with the Secretary of State of the State of West Virginia and the SEC in connection with an offering of preferred stock.

Dividend Rights. The preferred stock will be preferred over our common stock as to payment of dividends. Before any dividends or distributions (other than dividends or distributions payable in common stock) on our common stock will be declared and set apart for payment or paid, the holders of shares of each series of preferred stock will be entitled to receive dividends when, as and if declared by our Board of Directors. We will pay those dividends either in cash, shares of common stock or preferred stock or otherwise, at the rate and on the date or dates set forth in the applicable prospectus supplement. With respect to each series of preferred stock, the dividends on each share of the series will be cumulative from the date of issue of the share unless another date is set forth in the applicable prospectus supplement relating to the series. Accruals of dividends will not bear interest.

Rights upon Liquidation. The preferred stock will be preferred over our common stock as to assets so that the holders of each series of preferred stock will be entitled to be paid, upon our voluntary or involuntary liquidation, dissolution or winding up and before any distribution is made to the holders of common stock, the amount set forth in the applicable prospectus supplement. However, in this case the holders of preferred stock will not be entitled to any other or further payment. If upon any liquidation, dissolution or winding up our net assets are insufficient to permit the payment in full of the respective amounts to which the holders of all outstanding preferred stock are entitled, our entire remaining net assets will be distributed among the holders of each series of preferred stock in amounts proportional to the full amounts to which the holders of each series are entitled.

Redemption. All shares of any series of preferred stock will be redeemable to the extent set forth in the prospectus supplement relating to the series. All shares of any series of preferred stock will be convertible into shares of our common stock or into shares of any other series of our preferred stock to the extent set forth in the applicable prospectus supplement.

Voting Rights. Except as indicated in the applicable prospectus supplement, the holders of preferred stock will be entitled to one vote for each share of preferred stock held by them on all matters properly presented to shareholders (but no share of preferred stock may have more than one vote per share). The holders of common stock and the holders of all series of preferred stock will vote together as one class.

Additional Series of Preferred Stock. In the event of a proposed merger or tender offer, proxy contest or other attempt to gain control of us and not approved by our Board of Directors, it would be possible for our Board of Directors to authorize the issuance of one or more series of preferred stock with voting rights or other rights and preferences which would impede the success of the proposed merger, tender offer, proxy contest or other attempt to gain control of us. This authority may be limited by applicable law, our Restated Articles of Incorporation, as it may amended or further restated from time to time, and the applicable rules of the stock exchanges upon which the common stock is listed. The consent of our shareholders would not be required for any such issuance of preferred stock.

Transfer Agent and Registrar. The transfer agent and registrar for any series or class of preferred stock will be set forth in each applicable prospectus supplement.

DESCRIPTION OF OTHER SECURITIES

We will set forth in the applicable prospectus supplement a description of any warrants, purchase contracts, units or depositary shares that may be offered pursuant to this prospectus.

PLAN OF DISTRIBUTION

We may sell securities:

•	to or through underwriters;

•	through dealers;

•	through agents;

•	directly to purchasers; or

•	through a combination of any of these methods of sale.

In addition, we may issue the securities as a dividend or distribution or in a subscription rights offering to our existing security holders.

We may directly solicit offers to purchase securities, or agents may be designated to solicit such offers. We will, in the prospectus supplement relating to such offering, name any agent that could be viewed as an underwriter under the Securities Act, and describe any commissions that we must pay. Any such agent will be acting on a best efforts basis for the period of its appointment or, if indicated in the applicable prospectus supplement, on a firm commitment basis. This prospectus may be used in connection with any offering of our securities through any of these methods or other methods described in the applicable prospectus supplement.

The distribution of the securities may be effected from time to time in one or more transactions:

•	at a fixed price, or prices, which may be changed from time to time;

•	at market prices prevailing at the time of sale;

•	at prices related to such prevailing market prices; or

•	at negotiated prices.

Each prospectus supplement will describe the method of distribution of the securities and any applicable restrictions.

If any underwriters or agents are utilized in the sale of the securities in respect of which this prospectus is delivered, we will enter into an underwriting agreement or other agreement with them at the time of sale to them, and we will set forth in the prospectus supplement relating to such offering the names of the underwriters or agents and the terms of the related agreement with them.

If a dealer is utilized in the sale of the securities in respect of which the prospectus is delivered, we will sell such securities to the dealer, as principal. The dealer may then resell such securities to the public at varying prices to be determined by such dealer at the time of resale.

If we offer securities in a subscription rights offering to our existing security holders, we may enter into a standby underwriting agreement with dealers, acting as standby underwriters. We may pay the standby underwriters a commitment fee for the securities they commit to purchase on a standby basis. If we do not enter into a standby underwriting arrangement, we may retain a dealer-manager to manage a subscription rights offering for us.

Agents, underwriters, dealers and other persons may be entitled under agreements which they may enter into with us to indemnification by us against certain civil liabilities, including liabilities under the Securities Act, and may be customers of, engage in transactions with or perform services for us in the ordinary course of business.

If so indicated in the applicable prospectus supplement, we will authorize underwriters or other persons acting as our agents to solicit offers by certain institutions to purchase securities from us pursuant to delayed delivery contracts providing for payment and delivery on the date stated in the prospectus supplement. Each contract will be for an amount not less than, and the aggregate amount of securities sold pursuant to such contracts shall not be less nor more than, the respective amounts stated in the prospectus supplement. Institutions with whom the contracts, when authorized, may be made include commercial and savings banks, insurance companies, pension funds, investment companies, educational and charitable institutions and other institutions, but shall in all cases be subject to our approval. Delayed delivery contracts will not be subject to any conditions except that:

•

the purchase by an institution of the securities covered under that contract shall not at the time of delivery be prohibited under the laws of the jurisdiction to which that institution is subject; and

•

if the securities are also being sold to underwriters acting as principals for their own account, the underwriters shall have purchased such securities not sold for delayed delivery. The underwriters and other persons acting as our agents will not have any responsibility in respect of the validity or performance of delayed delivery contracts.

Certain agents, underwriters and dealers, and their associates and affiliates may be customers of, have borrowing relationships with, engage in other transactions with, or perform services, including investment banking services, for us or one or more of our respective affiliates in the ordinary course of business.

In order to facilitate the offering of the securities, any underwriters may engage in transactions that stabilize, maintain or otherwise affect the price of the securities or any other securities the prices of which may be used to determine payments on such securities. Specifically, any underwriters may overallot in connection with the offering, creating a short position for their own accounts. In addition, to cover overallotments or to stabilize the price of the securities or of any such other securities, the underwriters may bid for, and purchase, the securities or any such other securities in the open market. Finally, in any offering of the securities through a syndicate of underwriters, the underwriting syndicate may reclaim selling concessions allowed to an underwriter or a dealer for distributing the securities in the offering if the syndicate repurchases previously distributed securities in transactions to cover syndicate short positions, in stabilization transactions or otherwise. Any of these activities may stabilize or maintain the market price of the securities above independent market levels. Any such underwriters are not required to engage in these activities and may end any of these activities at any time.

Under Rule 15c6-1 of the Exchange Act, trades in the secondary market generally are required to settle in two business days, unless the parties to any such trade expressly agree otherwise. The applicable prospectus supplement may provide that the original issue date for your securities may be more than two scheduled business days after the trade date for your securities. Accordingly, in such a case, if you wish to trade securities on any date prior to the second business day before the original issue date for your securities, you will be required, by virtue of the fact that your securities initially are expected to settle in more than two scheduled business days after the trade date for your securities, to make alternative settlement arrangements to prevent a failed settlement.

The securities may be new issues of securities and may have no established trading market. The securities may or may not be listed on a national securities exchange. We can make no assurance as to the liquidity of or the existence of trading markets for any of the securities.

LEGAL MATTERS

Unless otherwise specified in the applicable prospectus supplement, the validity of the common stock, preferred stock, common stock or preferred stock part of any unit, and common stock or preferred stock issuable upon the conversion, redemption, exchange, exercise or settlement of other securities will be passed upon for us by Phillips, Gardill, Kaiser & Altmeyer, PLLC, Wheeling, West Virginia, and the validity of the debt securities, depositary shares, warrants, purchase contracts, units and any debt securities, depositary shares, warrants, purchase contracts or units issuable upon the conversion, redemption, exchange, exercise or settlement of other securities will be passed upon for us by K&L Gates LLP, Pittsburgh, Pennsylvania. Certain legal matters will be passed upon for any agents, dealers or underwriters by counsel named in the applicable prospectus supplement. Denise Knouse-Snyder is a member of Phillips, Gardill, Kaiser & Altmeyer, PLLC and is also a member of the board of directors of Wesbanco. As of February 15, 2023, the members of Phillips, Gardill, Kaiser & Altmeyer, PLLC beneficially owned 45,554 shares of Wesbanco common stock. Each of Phillips, Gardill, Kaiser & Altmeyer, PLLC and K&L Gates LLP from time to time performs legal services for Wesbanco.

EXPERTS

The consolidated financial statements of Wesbanco appearing in Wesbanco’s Annual Report (Form 10-K) for the year ended December 31, 2022, and the effectiveness of Wesbanco’s internal control over financial reporting as of December 31, 2022, have been audited by Ernst & Young LLP, independent registered public accounting firm, as set forth in their reports thereon, included therein, and incorporated herein by reference. Such consolidated financial statements are incorporated herein by reference in reliance upon such reports given on the authority of such firm as experts in accounting and auditing.

9,200,000 Depositary Shares

Each Representing a 1/40th Interest in a Share of

7.375% Fixed-Rate Reset Non-Cumulative Perpetual Preferred Stock, Series B

PROSPECTUS SUPPLEMENT

Joint Book-Running Managers

Keefe Bruyette & Woods

        A Stifel Company

RBC Capital Markets

Raymond James

Co-Manager

D.A. Davidson & Co.

September 10, 2025